                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         GAYLORD ENTERTAINMENT COMPANY,

                              GET MERGER SUB, INC.

                                       AND

                         RESORTQUEST INTERNATIONAL, INC.

                           Dated as of August 4, 2003


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                                TABLE OF CONTENTS

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

ARTICLE 1.            THE MERGER..................................................................................1
     Section 1.1      The Merger..................................................................................1
     Section 1.2      Effective Time..............................................................................2
     Section 1.3      Effects of the Merger.......................................................................2
     Section 1.4      Certificate of Incorporation; By-Laws.......................................................2
     Section 1.5      Directors and Officers......................................................................2
     Section 1.6      Exchange Ratio..............................................................................2
     Section 1.7      Surrender and Exchange of Shares............................................................3
     Section 1.8      Dividends; Transfer Taxes; Withholdings; Escheat............................................4
     Section 1.9      No Fractional Securities....................................................................5
     Section 1.10     No Further Rights; Closing of Company Transfer Books........................................6
     Section 1.11     Further Assurances..........................................................................6
     Section 1.12     Closing.....................................................................................6

ARTICLE 2.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................7
     Section 2.1      Organization and Qualification..............................................................7
     Section 2.2      Capitalization..............................................................................8
     Section 2.3      Authority Relative to this Agreement........................................................9
     Section 2.4      Absence of Certain Changes..................................................................9
     Section 2.5      Reports and Financial Statements...........................................................10
     Section 2.6      Information in Joint Proxy Statement and Registration Statement............................11
     Section 2.7      Consents and Approvals; No Violation.......................................................12
     Section 2.8      Brokerage Fees and Commissions.............................................................12
     Section 2.9      Litigation.................................................................................12
     Section 2.10     [Intentionally left blank].................................................................13
     Section 2.11     ERISA Compliance...........................................................................13
     Section 2.12     Taxes......................................................................................14
     Section 2.13     No Excess Parachute Payments; Termination Payments; Section 162(m) of the Code.............15
     Section 2.14     Compliance with Applicable Laws............................................................15
     Section 2.15     State Takeover Statutes....................................................................17
     Section 2.16     Contracts..................................................................................17
     Section 2.17     Labor Matters..............................................................................17
     Section 2.18     Title to Properties........................................................................18
     Section 2.19     Undisclosed Liabilities....................................................................18
     Section 2.20     Opinion of Company Financial Advisor.......................................................18
     Section 2.21     Insurance..................................................................................19
     Section 2.22     Tax Matters................................................................................19
     Section 2.23     No Knowledge of Breach.....................................................................19
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
     Section 2.24     Real Property; Leases......................................................................19
     Section 2.25     Intellectual Property......................................................................20
     Section 2.26     Affiliate Transactions.....................................................................21
     Section 2.27     No Existing Acquisition Proposals..........................................................22
     Section 2.28     Acquisitions...............................................................................22

ARTICLE 3.            REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...........................................22
     Section 3.1      Organization and Qualification.............................................................22
     Section 3.2      Capitalization.............................................................................22
     Section 3.3      Authority Relative to this Agreement.......................................................23
     Section 3.4      Absence of Certain Changes.................................................................24
     Section 3.5      Reports and Financial Statements...........................................................25
     Section 3.6      Information in Joint Proxy Statement and Registration Statement............................25
     Section 3.7      Consents and Approvals; No Violation.......................................................26
     Section 3.8      Brokerage Fees and Commissions.............................................................27
     Section 3.9      Litigation.................................................................................27
     Section 3.10     Compliance with Applicable Laws............................................................27
     Section 3.11     Contracts..................................................................................28
     Section 3.12     Undisclosed Liabilities....................................................................28
     Section 3.13     Opinion of Parent Financial Advisor........................................................28
     Section 3.14     Tax Matters................................................................................29
     Section 3.15     Affiliate Transactions.....................................................................29
     Section 3.16     No Knowledge of Breach.....................................................................29
     Section 3.17     Real Property; Leases......................................................................29

ARTICLE 4.            CONDUCT OF BUSINESS PENDING THE MERGER.....................................................30
     Section 4.1      Conduct of Business of the Company Pending the Merger......................................30
     Section 4.2      Prohibited Actions by the Company..........................................................30
     Section 4.3      Conduct of Business by Parent Pending the Merger...........................................33
     Section 4.4      Conduct of Business of Sub.................................................................33

ARTICLE 5.            COVENANTS..................................................................................34
     Section 5.1      No Solicitation............................................................................34
     Section 5.2      Access to Information......................................................................36
     Section 5.3      Confidentiality Agreements.................................................................37
     Section 5.4      Registration Statement and Proxy Statement.................................................37
     Section 5.5      Proxy Statement; Stockholder Approvals.....................................................38
     Section 5.6      Compliance with the Securities Act.........................................................39
     Section 5.7      Reasonable Efforts.........................................................................39
     Section 5.8      Company Stock Options......................................................................40
     Section 5.9      Indemnification of Directors and Officers..................................................41
     Section 5.10     Employment Arrangements; Employee Plans and Benefits.......................................42
     Section 5.11     Public Announcements.......................................................................43
     Section 5.12     Listing Application........................................................................43
     Section 5.13     Supplemental Disclosure....................................................................43
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
     Section 5.14     Letters of Accountants.....................................................................44
     Section 5.15     Recruitment................................................................................44
     Section 5.16     Rights Agreement...........................................................................44
     Section 5.17     Section 16(b) Board Approval...............................................................44
     Section 5.18     Employment Agreements......................................................................45
     Section 5.19     Parent Loan................................................................................45

ARTICLE 6.            CONDITIONS TO CONSUMMATION OF THE MERGER...................................................46
     Section 6.1      Conditions to Each Party's Obligation to Effect the Merger.................................46
     Section 6.2      Conditions to Obligations of Parent and Sub to Effect the Merger...........................48
     Section 6.3      Conditions to Obligations of the Company to Effect the Merger..............................49

ARTICLE 7.            TERMINATION; AMENDMENT; WAIVER.............................................................50
     Section 7.1      Termination................................................................................50
     Section 7.2      Effect of Termination......................................................................52
     Section 7.3      Termination Fee............................................................................52
     Section 7.4      Amendment..................................................................................53
     Section 7.5      Extension; Waiver..........................................................................53

ARTICLE 8.            MISCELLANEOUS..............................................................................53
     Section 8.1      Specific Performance.......................................................................53
     Section 8.2      Non-Survival of Representations and Warranties.............................................54
     Section 8.3      Entire Agreement; Assignment...............................................................54
     Section 8.4      Severability...............................................................................54
     Section 8.5      Notices....................................................................................54
     Section 8.6      Failure or Indulgence Not Waiver; Remedies Cumulative......................................55
     Section 8.7      Governing Law; Consent to Jurisdiction.....................................................55
     Section 8.8      Descriptive Headings.......................................................................56
     Section 8.9      Parties in Interest........................................................................56
     Section 8.10     Counterparts...............................................................................56
     Section 8.11     Certain Definitions........................................................................56
     Section 8.12     Parent Responsible for Performance by Sub..................................................58
     Section 8.13     Interpretation.............................................................................59
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                                      iii
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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 4, 2003 among Gaylord Entertainment Company, a Delaware corporation ("Parent"), GET Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Sub"), and ResortQuest International, Inc., a Delaware corporation (the "Company").

                                   Background

         WHEREAS, the Board of Directors of the Company has determined that it is fair to, advisable and in the best interests of the Company and the stockholders of the Company to enter into and consummate this Agreement with Parent and Sub, and the Board of Directors of Parent has determined that it is fair to, advisable and in the best interests of Parent and the stockholders of Parent to enter into and consummate this Agreement with the Company, providing for the merger of Sub with and into the Company with the Company as the surviving corporation (the "Merger"), in accordance with the Delaware General Corporation Law (the "DGCL"), and the other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of Sub has approved the Merger of Sub with and into the Company and such other transactions in accordance with the DGCL upon the terms and subject to the conditions set forth herein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         WHEREAS, the Company, Parent and Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                  ARTICLE 1.
                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, Sub shall be merged with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6. Following the Merger, the Company shall continue as the surviving corporation (the


                                       1
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"Surviving Corporation") under the name " ResortQuest International, Inc." and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of Sub shall cease. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In the event of such an execution, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

         Section 1.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article 6, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary"), in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Delaware Secretary (or such later time as agreed to by the parties and specified in the Certificate of Merger) being the "Effective Time").

         Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.4       Certificate of Incorporation; By-Laws.

                  (a) From and after the Effective Time and without any further action on the part of the Company and Sub, the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall be amended in its entirety and replaced by the certificate of incorporation attached as Exhibit 1.4 hereto thereafter amended as provided by applicable law and such Certificate of Incorporation, except only that the name of the Surviving Corporation shall be "ResortQuest International, Inc."

                  (b) At the Effective Time and without any further action on the part of the Company and Sub, the Bylaws of Sub shall be the Bylaws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by applicable law.

         Section 1.5 Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

         Section 1.6 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the following securities:


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                  (i)      Each share of Common Stock, par value $.01 per
share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.6(ii)) shall subject to Section 1.6(iv) be exchanged for and converted into the right to receive .275 (the "Exchange Ratio") of a fully paid and non-assessable share of the Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock"), payable upon the surrender of the certificate formerly representing such share of Company Common Stock.

                  (ii) All shares of Company Common Stock that are held by the Company as treasury shares or that are held by Parent or Sub or any wholly-owned subsidiary of Parent shall be automatically canceled and retired and cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor.

                  (iii) Each share of Common Stock, par value $.01 per share, of Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (iv) Each outstanding option (a "Company Stock Option") to purchase Company Common Stock that is listed on Section 2.2(c) of the Company Disclosure Schedule shall be assumed by Parent as more specifically provided in Section 5.8.

                  (v) Shares of Company Common Stock converted pursuant to this Section 1.6 shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate (as defined below) shall cease to have any rights as a stockholder of the Company, except the right to receive the corresponding Parent Common Stock specified herein for each such share.

                  (vi) If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend (including any dividend or distribution of securities convertible into or exchangeable for Parent Common Stock), subdivision, reclassification, recapitalization, split, combination or similar transaction, or if Parent pays an extraordinary dividend or distribution, the number of shares of Parent Common Stock to be issued in the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, or similar transaction or extraordinary dividend or distribution.

         Section 1.7       Surrender and Exchange of Shares.

                  (a) Prior to the Closing Date, Parent shall designate its stock transfer agent or such other bank or trust company reasonably acceptable to the Company to act as Exchange Agent hereunder (the "Exchange Agent"). Prior to Effective Time, Parent shall deposit with or for the account of the Exchange Agent stock certificates representing the number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, which shares of Parent Common Stock shall be deemed to have been

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issued at the Effective Time and which certificates shall be returned to Parent if such Effective Time does not occur.

                  (b) As soon as practicable after the Effective Time (but not later than the first business day after the Effective Time), Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") that were converted pursuant to Section 1.6 into the right to receive shares of Parent Common Stock (i) a form of letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and (ii) instructions for use in surrendering such Certificates in exchange for certificates representing shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article 1 and (y) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.9, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer, and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.7(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Article 1. In no event will the holder of any such surrendered Certificate be entitled to receive interest on any cash to be received in lieu of fractional shares.

                  (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue the corresponding Parent Common Stock in exchange for such lost, stolen or destroyed Certificate.

         Section 1.8 Dividends; Transfer Taxes; Withholdings; Escheat. No dividends or distributions that are declared on shares of Parent Common Stock after the Effective Time will be paid to persons entitled to receive certificates representing shares of Parent Common Stock until such persons surrender their Certificates. Subject to applicable law, upon such surrender, there shall be paid, to the person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and shall have

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become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon. As soon as practicable following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and any holders of Company Common Stock who have not theretofore complied with this
Article 1 shall look thereafter only to the Surviving Corporation for the shares of Parent Common Stock, any dividends or distributions thereon, and any cash in lieu of fractional shares thereof to which they are entitled pursuant to this Article 1. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Common Stock for any shares of Parent Common Stock, any dividends or distributions thereon or any cash in lieu of fractional shares thereof delivered to a public official pursuant to applicable abandoned property, escheat or similar laws upon the lapse of the applicable time periods provided for therein. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of a Certificate such amounts as Parent or the Exchange Agent are required to deduct and withhold under the Code or any provision of state, local or foreign tax law with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificate in respect of whom such deduction and withholding were made by Parent or the Exchange Agent.

         Section 1.9 No Fractional Securities. No certificates or scrip representing less than one whole share of Parent Common Stock shall be issued pursuant to this Agreement. In lieu of any such fractional share, each holder of record of Company Common Stock who would otherwise have been entitled to such fractional shares of Parent Common Stock shall be paid cash (without interest) in an amount equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this Section 1.9. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (a) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent over
(b) the aggregate number of whole shares of Parent Common Stock to be distributed to such holders (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for such holders, shall sell the Excess Shares at the then-prevailing prices on the New York Stock Exchange (the "NYSE"). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more members firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use its best efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. Until the net proceeds of such sale have been distributed to such holders, the Exchange Agent shall hold such proceeds in trust for such holders. As soon as practicable after the determination of the amount of cash to be paid to the holders of Company Common Stock in lieu of any fractional share interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such holders. The fractional Parent Common Stock interests of each such holder will be aggregated, and no such holder will receive cash in an amount equal to or greater than the value of one whole share of Parent Common Stock.

         Section 1.10 No Further Rights; Closing of Company Transfer Books. All shares of Parent Common Stock issued pursuant to this Article 1 shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the corresponding shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on such stock transfer books. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this
Article 1; provided, however, if any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Parent Common Stock or any dividends or distributions with respect to Parent Common Stock as contemplated by Section 1.8 in respect of such Certificate would otherwise escheat to or become the property of any Government), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         Section 1.11 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Sub and the Company or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalf or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

         Section 1.12 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP, 1333 New Hampshire Avenue NW, Washington, DC 20036, at 10:00 a.m., on the next business day after the date on which all of the conditions set forth in
Article 6 are satisfied or waived or on such other date and at such other time and place as Parent and the Company shall agree (such date, the "Closing Date").

                                  ARTICLE 2.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Sub as follows, subject to the exceptions and qualifications set forth in the Company Disclosure Letter:

         Section 2.1       Organization and Qualification.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and possesses all governmental franchises and Permits (as defined in Section 2.14 hereof) necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to possess such franchises and Permits has not had and would not be reasonably expected to have a Company Material Adverse Effect (as defined in Section 8.11 hereof). The Company is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing has not had and would not reasonably be expected to have a Company Material Adverse Effect. Section 2.1(a) of the Company Disclosure Letter sets forth a list of the jurisdictions in which the Company is qualified to do business.

                  (b) The only subsidiaries of the Company are those set forth in Section 2.1(b) of the Company Disclosure Letter. Each subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and possesses all governmental franchises and Permits necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to possess such franchises and Permits has not had and would not be reasonably expected to have a Company Material Adverse Effect. Each subsidiary of the Company is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing has not had and would not reasonably be expected to have a Company Material Adverse Effect.

                  (c) All of the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and non-assessable and, except as set forth in Section 2.1(b) of the Company Disclosure Letter, are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another such wholly owned subsidiary, free and clear of all pledges, claims, equities, options, liens, charges, rights of first refusal, "tag" or "drag" along rights, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in or security of any corporation, partnership, limited liability company, joint venture or other entity. The Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and

Bylaws, each as amended to date and each of which is in full force and effect. The Company is not in violation of any of these documents.

         Section 2.2       Capitalization.

                  (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock have been duly authorized and all of the shares of Company Common Stock have been validly issued and are fully paid and nonassessable and are not subject to preemptive rights. As of June 30, 2003, 19,251,749 shares of Company Common Stock were issued and outstanding, 2,188,484 shares of Company Common Stock were reserved for issuance pursuant to outstanding Company Stock Options issued under the Company's Amended and Restated 1998 Long-Term Incentive Plan (the "Stock Option Plan") and no shares of Company Preferred Stock were issued and outstanding. Such shares of Company Common Stock reserved for issuance under the Stock Option Plan have not been issued and will not be issued prior to the Effective Time, and no commitment has been or will be made for their issuance, other than under the Company Stock Options described in the preceding sentence and issued and outstanding under the Stock Option Plan as of the date of this Agreement. Except as described in this Section 2.2(a) or as set forth in
Section 2.2(a) of the Company Disclosure Letter: (i) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote ("Voting Company Debt"); (ii) no shares of capital stock or other equity securities of the Company are authorized and there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, SARs, stock-based performance units, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, unit, commitment, agreement, arrangement or undertaking; (iii) there are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire, or providing preemptive rights with respect to, any shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company or any of its subsidiaries; and (iv) there are no dividends accrued or declared, but not paid, in respect of any of the capital stock of the Company.

                  (b) Except as set forth in Section 2.2(b) of the Company Disclosure Letter, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its subsidiaries or with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its subsidiaries under the Securities Act of 1933, as amended (the "Securities Act").

                  (c) Section 2.2(c) of the Company Disclosure Letter sets forth a list of: (i) all the holders of Company Stock Options; (ii) the number of shares of Company Common Stock to which the Company Stock Options are applicable; and (iii) the exercise price, date of grant, duration and vesting schedule for each Company Stock Option. Except as set forth in Section 2.2(c) of the Company Disclosure Letter, none of the Company Stock Options will accelerate or vest upon the Company's entering into this Agreement or the consummation of the transactions contemplated hereby.

         Section 2.3       Authority Relative to this Agreement.

                  (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, the ancillary agreements hereto and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby (subject to the Company Stockholder Approval (as defined in Section 2.3(b) below) with respect to the Merger). The execution and delivery of this Agreement, the ancillary agreements hereto and each instrument required hereby to be executed and delivered by the Company prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement and the ancillary agreements hereto executed on the date hereof have been duly and validly executed and delivered by the Company, and, assuming this Agreement and the ancillary agreements hereto constitute valid and binding agreements of Parent and Sub, the Agreement and the ancillary agreements hereto executed on the date hereof constitute, and the ancillary agreements to be executed at the closing when executed will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and (ii) general principles of equity (whether in a proceeding at law or in equity).

                  (b) The only vote of holders of any class or series of capital stock of the Company or any of its subsidiaries necessary to adopt or approve this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of any capital stock or other securities of the Company or any of its subsidiaries, or any of them, is not necessary to consummate the Merger other than as set forth in the preceding sentence.

         Section 2.4 Absence of Certain Changes. Except as specifically disclosed in the Company's filings and reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed and publicly available prior to the date of this Agreement or as set forth in Section 2.4 of the Company Disclosure Letter, from January 1, 2003 through the date hereof, the Company and its subsidiaries have conducted their business and operations only in the ordinary course consistent with past practice, and during such period there has not been any event, change, effect or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and there has not occurred (i) any damage, destruction or loss (whether or not covered by insurance) having or which reasonably could be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or distribution of any kind by the Company on any class of its capital stock or any repurchase for value by the Company of any of its capital stock (except upon the cashless exercise of Company Stock Options); (iii) any split, combination or reclassification of any Company capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company capital stock; (iv) any material increase in the compensation payable or to become payable by the Company or any of its subsidiaries to any of its directors, officers or key employees or the creation of or any material increase in any bonus, insurance, pension, severance or other employee benefit plan, payment or arrangement made to, for or with any such director, officer or key employee, other than in the ordinary course of business consistent with past practice; (v) any entry by the Company or any of its subsidiaries into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) material (individually or in the aggregate) to the Company or any of its subsidiaries other than in the ordinary course of business; (vi) any material elections with respect to Taxes by the Company or any of its subsidiaries or settlement or compromise by the Company or any of its subsidiaries of any material Tax liability or refund; (vii) any change by the Company or its subsidiaries in accounting methods, principles or practices except as required by concurrent changes in GAAP; (viii) any contract or agreement to take any action described in this Section 2.4; or (ix) any merger, combination or consolidation of the Company or any of its subsidiaries with another person, or any sale, lease, exchange or other disposition of, or grant of any Lien with respect to, any of the properties or assets of the Company or any of its subsidiaries that are individually or in the aggregate, material to the business of the Company and its subsidiaries, except for dispositions of excess or obsolete assets in the ordinary course of business and consistent with past practice.

         Section 2.5       Reports and Financial Statements.

                  (a) Since May 26, 1998, the date of its initial public offering, the Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (collectively, the "Company SEC Documents"), all of which have complied as of their respective filing dates, or, if amended, as of the date of the last such amendment, in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules promulgated thereunder. None of such forms, reports or documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents (including the notes thereto) at the time filed complied in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operation) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (and include, in the case of any unaudited interim financial statements, reasonable accruals for normal year-end adjustments). No subsidiaries of the Company are required to file periodic reports with the SEC under the Exchange Act.

                  (b) Since May 26, 1998, the Company and its subsidiaries have filed all reports required to be filed with any Governmental Entity (as hereafter defined) other than the SEC, including state securities administrators, except where the failure to file any such reports of the Company and its subsidiaries has not had and would not reasonably be expected to have a Company Material Adverse Effect. Such reports of the Company and its subsidiaries were prepared in accordance with the requirements of applicable law, except where the failure to prepare any such reports in accordance with the requirements of applicable law has not had and would not reasonably be expected to have a Company Material Adverse Effect.

         Section 2.6 Information in Joint Proxy Statement and Registration Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement to be filed with the SEC by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Merger (the "Registration Statement") or (ii) the joint proxy statement/prospectus to be distributed in connection with the Company's and Parent's respective meetings of stockholders to vote in connection with this Agreement (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the respective meetings of stockholders of the Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. As of the date of its initial mailing and as of the date of the respective meetings of stockholders of the Company and Parent, the Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or its representatives for inclusion in the Proxy Statement or with respect to information concerning Parent or any of its subsidiaries incorporated by reference in the Proxy Statement.

         Section 2.7 Consents and Approvals; No Violation. Subject to obtaining the Company Stockholder Approval and the taking of the actions described in the immediately succeeding sentence, the execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby (including the changes in ownership of the shares of Company Common Stock or the composition of the Board of Directors of the Company) and compliance with the provisions of this Agreement will not, conflict with, or result in any material violation of, or default (with or without notice or lapse to time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or material assets of the Company or any of its subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the certificate of incorporation or bylaws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) except as set forth in Section 2.7 of the Company Disclosure Letter, any loan or credit agreement, note, bond, mortgage, indenture, lease, license or other agreement, instrument, contract or Permit applicable to the Company or any of its subsidiaries or their respective properties or assets, (iii) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets or (iv) any licenses to which the Company or any of its subsidiaries is a party, other than, in each such case, any such conflicts, violations, defaults, rights, Liens, losses of a material benefit, consents or notices that have not and would not reasonably be expected to have a Company Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (x) the Proxy Statement relating to the approval by the Company's and the Parent's respective stockholders of this Agreement and (y) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger pursuant to the DGCL and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made has not had and would not reasonably be expected to have a Company Material Adverse Effect.

         Section 2.8 Brokerage Fees and Commissions. Except for those fees and expenses payable to Salomon Smith Barney, Inc. (the "Company Financial Advisor"), no person is entitled to receive any investment banking, brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its subsidiaries or by any affiliate of the Company or any of its subsidiaries.

         Section 2.9 Litigation. Except as disclosed in the Company SEC Documents or in Section 2.9 of the Company Disclosure Letter, (a) there is no claim, suit, action or proceeding (including arbitration proceedings) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, any of their properties, assets or business, or to the knowledge of the Company, any of the Company's or its subsidiaries' current or former directors or officers (during the period they served as such) or any other person whom the Company has agreed to indemnify that has had or would reasonably be expected to have a Company Material Adverse Effect, (b) there is no judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries, any of their properties, assets or business, or, to the knowledge of the Company, any of the Company's or its subsidiaries' current or former directors or officers (during the period they served as such) or any other person whom the Company has agreed to indemnify which has had or would reasonably be expected to have a Company Material Adverse Effect; (c) neither the Company or any of its subsidiaries nor any of their officers, directors or, to the knowledge of the Company, employees has been permanently or temporarily enjoined or prohibited by order, judgment or decree of any Government Entity, other regulatory or self-regulatory body or association or arbitrator from engaging in or continuing any conduct or practice in connection with the business engaged in by the Company; (d) there is not in existence any order, judgment or decree of any Government Entity, other regulatory or self-regulatory body or association or arbitrator enjoining or prohibiting the Company or any of its subsidiaries from taking, or requiring the Company or any of its subsidiaries to take, any action of any kind or to which the Company, its subsidiaries or any of its business, properties or assets are subject or bound; and (e) neither the Company nor any of its subsidiaries is in default in any material respect under any order, writ, injunction or decree of any Government Entity, other regulatory or self-regulatory body or association or arbitrator.

         Section 2.10      [INTENTIONALLY LEFT BLANK].

         Section 2.11      ERISA Compliance.

                  (a) Section 2.11(a) of the Company Disclosure Letter sets forth a list of all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or incentive plans or other material written employee programs, arrangements or agreements currently maintained by, sponsored in whole or in part by, or contributed to by the Company or its subsidiaries or any entity required to be aggregated with the Company (each, an "ERISA Affiliate") pursuant to Section 414 of the Code for the benefit of present and former employees or directors of the Company or its subsidiaries or their beneficiaries (collectively, the "Benefit Plans"). With respect to each Benefit Plan, true and complete copies of all material documents embodying and relating to the Benefit Plan have been delivered or made available to Parent.

                  (b) Except for any of the following which has not had and would not reasonably be expected to have a Company Material Adverse Effect and except as disclosed on Section 2.11(b) of the Company Disclosure Letter:
(i) each of the Benefit Plans intended to be "qualified" within the meaning of
Section 401(a) or 501 of the Code has been determined by the Internal Revenue Service to be so qualified (which may be a favorable determination letter issued to a prototype sponsor) and such Benefits Plans are so qualified in both form and operation; (ii) each of the Benefit Plans is in compliance with its terms and the applicable terms of ERISA and the Code and any other applicable laws, rules and regulations; (iii) neither the Company (including any subsidiary thereof) nor any ERISA Affiliate has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, or has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA; (iv) no claim, lawsuit, arbitration or other action has been instituted, or to the Company's knowledge, threatened or against any Benefit Plan; and (v) neither the Company nor any of its subsidiaries maintains, contributes to, or in any way provides for any benefits of any kind (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

         Section 2.12 Taxes. Except as set forth in Section 2.12 of the Company Disclosure Letter:

                  (a) all federal income Tax Returns (as defined in this Section 2.12. below) and all other material Tax Returns that are required to be filed by or with respect to the Company or any of its subsidiaries have been timely filed, and all such Tax Returns are true, complete and accurate in all material respects and correctly reflect in all material respects the income, or other measure of Tax (as defined in this Section 2.12. below), required to be shown thereon; all Taxes shown as due on such returns have been paid in full; and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes of the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements;

                  (b) no Tax Return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company or a subsidiary; there is no material dispute or claim concerning any Tax liability of the Company or any of its subsidiaries claimed or raised by any authority in writing;

                  (c) there is not in force any extension of time with respect to the due date for the filing of any Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any Tax Return;

                  (d) since May 26, 1998 (the date of the Company's organization), none of the Company and its subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return other than the affiliated group of which the Company is the common parent corporation; and

                  (e) neither the Company nor any of its subsidiaries is bound by any tax sharing, tax indemnity or similar agreement with respect to Taxes.

         As used herein, "Tax Returns" shall mean all material returns and reports of or with respect to any Tax which are required to be filed by or with respect to the Company or any of its subsidiaries other than returns or reports of or with respect to Benefit Plans, and "Taxes" shall mean (i) all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any statute, law, rule or regulation, and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof; (ii) liability of the Company or any fiduciary for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined consolidated or unitary group for any taxable period; and (iii) liability of the Company or any subsidiary for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

         Section 2.13      No Excess Parachute Payments; Termination Payments;
Section 162(m) of the Code. Except as listed in Section 2.13 of the Company Disclosure Letter: (i) any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any stockholder, employee, officer or director of either the Company or any of its subsidiaries or any of their affiliates who is a "disqualified individual" (as is defined in proposed Treasury Regulation
Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan would not be characterized as an "excess parachute payment" (as is defined in Section 280G(b)(1) of the Code); and (ii) there are no payments that the Company or any of its subsidiaries or the Surviving Corporation is or would be required to make to any of the Company's current or former employees or to any third party which payment (a) is contingent upon a change of control of the Company or any of its subsidiaries or payable as a result of the transactions contemplated hereby, including, without limitation, the termination of any of the Company's or any of its subsidiaries' employees after the Effective Time or (b) will not be fully deductible as a result of Section 162(m) of the Code.

         Section 2.14 Compliance with Applicable Laws. Except for any of the following which would not reasonably be expected to have a Company Material Adverse Effect and except as disclosed on Section 2.14 of the Company Disclosure Letter:

                  (a) (i) the Company and its subsidiaries have, and are in compliance with the terms of, all Federal, state, local and foreign governmental approvals, authorizations, certificates, franchises, licenses, notices, permits (including Environmental Permits (as defined below)) and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, (ii) there has occurred no default under any such Permit, (iii) with respect to such Permits, no action or proceeding is pending or, to the knowledge of the Company, threatened in writing against the Company, (iv) the business of the Company and its subsidiaries has been and is being conducted in compliance with all applicable laws, including, without limitation, all laws concerning privacy and/or data protection; (v) no investigation or review by any Government Entity of the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened in writing; (vi) neither the Company nor any of its subsidiaries has received any written communication in the past two years from a Government Entity that alleges that the Company or any of its subsidiaries is not in compliance in any material respect with any applicable law; and (vii) the management contracts relating to the management of real or leased property entered into by the Company and its subsidiaries comply with all applicable laws. "Environmental Permit" means any permit, license, approval or other authorization issued under any applicable law, regulation and other requirement of any country, state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements governing discharges, releases of Hazardous Materials (as defined in Section 2.14(d) below) into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials;

                  (b) each of the Company and its subsidiaries is in compliance with all applicable Environmental Laws (as hereafter defined);

                  (c) each of the Company and its subsidiaries and their respective properties, assets, businesses and operations is, and has been, and their respective properties, assets, businesses and operations are, and have been, in compliance with all applicable Environmental Laws and Environmental Permits. "Environmental Laws" means any federal, state, local or foreign statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction, including the requirement to register underground storage tanks, relating to: (i) emissions, discharges, releases or threatened releases of Hazardous Material into the environment, including, without limitation, into ambient air, soil, sediments, land surface or subsurface, buildings or facilities, surface water, groundwater, publicly-owned treatment works, septic systems or land; or (ii) the generation, treatment, storage, recycling, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material; including without limitation, the following statutes, their implementing regulations and any state corollaries: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq. and the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; and

                  (d) the Company is not aware that, during the period of ownership or operation by the Company and its subsidiaries of any of their properties, there has been any Release (as defined below) of Hazardous Material in, on, under, from or affecting such properties, any surrounding site or any off-site location. "Hazardous Materials" means (l) hazardous materials, pollutants or contaminants, medical, hazardous or infectious wastes, hazardous waste constituents, hazardous chemicals, hazardous or toxic pollutants, and hazardous or toxic substances as those terms are defined in or regulated by any Environmental Law, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) radioactive materials including, without limitation, source byproduct or special nuclear materials and (5) pesticides. "Releases" means spills, leaks, discharges, disposal, pumping, pouring, emissions, injection, emptying, leaching or dumping.

         Section 2.15 State Takeover Statutes. The Company has taken all action necessary to render the restrictions of Section 203 of the DGCL inapplicable to Parent, Sub and their respective affiliates, and to the Merger, this Agreement and the other transactions contemplated hereby. No other "fair price," "moratorium," "control share acquisition," "business combination," or other state takeover statute or similar statute or regulation applies to this Agreement or any of the other transactions contemplated hereby. As a result of the foregoing actions, the only action required to authorize the Merger is the Company Stockholder Approval and no further action is required to authorize the other transactions contemplated hereby.

         Section 2.16 Contracts. All of the contracts that are required to be described in the Company SEC Documents or required to be filed as exhibits thereto have been described therein or filed therewith as required. Except for such contracts required to be described or filed in the Company SEC Documents as described above or as set forth on Section 2.16 of the Company Disclosure Letter, none of the Company or its subsidiaries is party to any: (a) employment agreement or consulting agreement involving an aggregate dollar amount equal to or in excess of $100,000; (b) union or collective bargaining agreement; (c) contract which purports to limit in any material respect the manner in which, or the localities in which, the Company or any of its subsidiaries is entitled to conduct all or any material portion of the business of the Company or any of its subsidiaries; (d) contracts under which the Company or any of its subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $100,000, or any capitalized lease obligation or under which it has imposed, or has incurred, an Encumbrance on any of its assets; (e) contracts under which the Company or any of its subsidiaries is obligated to indemnify former or current directors, officers and employees; or
(f) contract of any sort, other than in the ordinary course of business, which
(i) is not terminable by the Company or its subsidiary, as applicable, on ninety (90) or fewer days' notice at any time without penalty and contemplates the receipt or payment by the Company or its subsidiary, as applicable, of more than $250,000, (ii) contemplates any joint venture, partnership or similar arrangement extending beyond six (6) months or involving equity or investments of more than $250,000, or (iii) is otherwise material to the Company and its subsidiaries taken as a whole. All such Contracts are in full force and effect and are valid and enforceable with respect to the Company or its subsidiary, as applicable, except as enforceability may be subject to (x) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (y) general principles of equity (whether in a proceeding at law or in equity), and to the knowledge of the Company and its subsidiaries, with respect to each other party thereto, in accordance with their respective terms. Neither the Company nor any of its subsidiaries is in violation of, or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any of the aforesaid contracts, except for violations or defaults that have not and would not reasonably be expected to have a Company Material Adverse Effect.

         Section 2.17      Labor Matters. Except to the extent set forth in
Section 2.17 of the Company Disclosure Letter: (a) there is no material unfair labor practice complaint against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened by or before the National Labor Relations Board or any other Governmental Entity; (b) there is no labor strike, or material dispute, slowdown, representation campaign or work stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries; (c) no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted against the Company or its subsidiaries; and (d) neither the Company or any of its subsidiaries has experienced any material work stoppage since January 1, 2001. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours.

         Section 2.18 Title to Properties. The Company and its subsidiaries have good and marketable title to, or valid leasehold interests in, its properties sufficient to operate such properties and to conduct its business as currently conducted, except for (i) the Company Permitted Encumbrances and (ii) other defects in such titles, or any easements, restrictive covenants or similar encumbrances that have not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement:
"Company Permitted Encumbrances" means: (i) encumbrances for assessments, taxes, water, sewer and other similar charges not yet due and payable or that the Company or any of its subsidiaries is contesting in good faith through appropriate proceedings; (ii) easements or reservations thereof, rights of way, highway and railroad crossings, sewers, electric and other utility lines, telegraph and telephone lines, zoning, building code and other covenants, conditions and restrictions as to the use of the real property; (iii) vault rights; (iv) encumbrances previously disclosed to Parent; (v) liens securing the claims of materialmen, landlords and others provided payment is not yet delinquent; (vi) any leases, subleases or licenses listed on Section 2.24 of the Company Disclosure Letter; (vii) all encumbrances relating to liens securing borrowed money to be released at or prior to the Closing; (viii) any and all matters and encumbrances (including, without limitation, fee mortgages or ground leases) affecting the leased real property of the Company or its subsidiaries, not created or granted by the Company or its subsidiaries; and
(ix) any subordination or attornment agreement between the Company and its subsidiaries and the lender for any of the landlords of the Company or its subsidiaries.

         Section 2.19 Undisclosed Liabilities. Except as disclosed in the Company SEC Documents or accrued or reserved against on the March 31, 2003 balance sheet included in the Company SEC Documents, or as set forth in Section
2.19 of the Company Disclosure Letter, and except for liabilities incurred in the ordinary course of business since March 31, 2003 which individually and in the aggregate are not material or liabilities under this Agreement, the Company and each of its subsidiaries does not have any material (individually or in the aggregate) liabilities or obligations of any nature (whether absolute, contingent or otherwise).

         Section 2.20 Opinion of Company Financial Advisor. The Board of Directors of the Company has received the opinion of the Company Financial Advisor, dated August 4, 2003 (the "Company Fairness Opinion"), substantially to the effect that as of the date of such Company Fairness Opinion the Exchange Ratio is fair from a financial point of view to the holders of the Company Common Stock. A true, correct and complete copy of the written opinion delivered by the Company Financial Advisor, as well as a true and correct copy of the agreement for the Company's engagement of the Company Financial Advisor, have been delivered to Parent by the Company. The Company has been authorized by the Company Financial Advisor to permit the inclusion of the Company Fairness Opinion (and, subject to prior review and consent by the

Company Financial Advisor, a reference thereto) in the Registration Statement and the Proxy Statement.

         Section 2.21 Insurance. The Company and its subsidiaries maintain policies of fire and casualty, liability and other forms of insurance (other than insurance under any Benefit Plans set forth in Section 2.11(a) of the Company Disclosure Letter) in such amounts, with such deductibles and against such risks and losses as are, in the Company's judgment, reasonable for the assets and properties of the Company and its subsidiaries and customary in the Company's industry, except where the failure to maintain any such policy has not had and would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, except as have not had and would not reasonably be expected to have a Company Material Adverse Effect and except as set forth in Section 2.21 of the Company's Disclosure Schedule, all such policies are in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation, non-renewal or termination has been received with respect to any such policy.

         Section 2.22 Tax Matters. The Company knows of no fact or circumstance which is reasonably likely to cause the Merger to be treated other than as a tax-free reorganization under Section 368(a) of the Code.

         Section 2.23 No Knowledge of Breach. The Company has no knowledge on the date hereof of any facts or circumstances which would cause any representation or warranty of Parent or Sub contained in this Agreement or in any ancillary agreements to be misleading or incorrect in any respect and is not aware of any statement which was omitted from any such representation or warranty which is necessary to make the statements made in any such representation or warranty not misleading.

         Section 2.24      Real Property; Leases.

                  (a) Section 2.24 of the Company Disclosure Letter sets forth a complete and accurate list of the locations of all real property owned and leased by the Company or any of its subsidiaries (collectively with all improvements located thereon and appurtenances thereto, the "Real Property").

                  (b) No portion of the Real Property is subject to any order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment or compensation therefor, nor, to the knowledge of the Company and its subsidiaries, has any such condemnation, expropriation or taking been threatened or proposed.

                  (c) There are no pending or, to the knowledge of the Company and its subsidiaries, threatened condemnation proceedings, lawsuits, or administrative actions relating to any of the Real Property.

                  (d) Except as described in Section 2.24(d) of the Company Disclosure Letter, neither the Company nor any of its subsidiaries has entered into any contract, agreement or arrangement granting to any person the right of or use or occupancy of any material portion of the Real Property.

         Section 2.25      Intellectual Property.

         As used herein, "Intellectual Property" means all patents, patent applications, registered and unregistered trademarks, trade names, service marks, and logos, registered and unregistered copyrights, proprietary software, technology, know-how, trade secrets, processes, formulas, techniques, licenses (other than for off-the-shelf software programs that have not been customized for the Company's use) and domain names, used in or necessary to the business of the Company and its subsidiaries as now being conducted. Section 2.25 of the Company Disclosure Letter sets forth a complete and accurate list of all U.S. and foreign (i) patents and patent applications, (ii) trademark and service mark registrations, trademark and service mark applications and material unregistered trademarks and service marks, (iii) Internet domain name registrations, (iv) copyright registrations, copyright applications and material unregistered copyrights, and (v) proprietary software licenses, that are material to the business or operations of the Company and its subsidiaries taken as a whole; provided, however, that all items described in (i) through
(v) above used in or necessary to the use of the First Resort Software as currently used by the Company and its Subsidiaries, are listed without regard to materiality in Section 2.25 of the Company Disclosure Letter. Except for any of the following which would not reasonably be expected to have a Company Material Adverse Effect with respect to (a), (b) and (c) but not (d) below:

                  (a) The Company or one of its subsidiaries owns or is licensed or otherwise has the full and unrestricted right to use throughout the world, without the payment of royalties or other further consideration except as indicated in Section 2.25 of the Company Disclosure Letter, all of the Intellectual Property. No intellectual property rights, privileges, licenses, contracts or other agreements, instruments or evidences of interest, other than
(i) the Intellectual Property, and (ii) off-the-shelf software programs that have not been customized for the Company's use, are material to the business and operations of the Company and its subsidiaries (taken as a whole) as now being conducted. Neither the Company nor any of its subsidiaries is a party to any agreement which imposes on the Company any obligation of any kind, matured or unmatured, fixed or contingent, or creates any rights of any kind in favor of any other person or entity with respect to the Intellectual Property. Unless specified in Section 2.25 of the Company Disclosure Letter, all of the patents, registered trademarks and registered copyrights owned by the Company and its subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries as identified in Section 2.25 of the Company Disclosure Letter, and have been properly maintained and renewed, consistent with commercially reasonable business practices, in accordance with all applicable provisions of law and administrative regulations in the United States and each such country. All filing, amendment, issue and maintenance or other fees due and owing to the United States Patent and Trademark Office and the United States Copyright Office and any fees or payments due and owing to any governmental agency, office or department of any other country in connection with the Intellectual Property, have been paid in full.

                  (b) In any instance where the Company's or its subsidiaries' rights to Intellectual Property arise under a license or similar agreement (other than for off-the-shelf software programs that have not been customized for their use), this is indicated in Section 2.25 of the Company Disclosure Letter, and such rights are licensed exclusively to the Company or its subsidiaries, except as indicated in Section 2.25 of the Company Disclosure Letter. Except as indicated on Section 2.25 of the Company Disclosure Letter, no other person has an interest in or right or license to use any of the Intellectual Property. None of the Intellectual Property owned by the Company or its subsidiaries is, to the Company's knowledge, being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. To the knowledge of the Company no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Intellectual Property is pending or threatened, nor is there any basis for any such litigation or proceeding. The Company and each of its subsidiaries maintains reasonable security measures for the preservation of the secrecy and proprietary nature of such of the Intellectual Property as constitute trade secrets or other confidential information.

                  (c) Neither the Company, any of its subsidiaries, nor, to the Company's knowledge, any employees of or consultants to the Company or any of its subsidiaries in connection with their employment has infringed or made unlawful use of, or is infringing or making unlawful use of, any proprietary or confidential information of any person, including without limitation any former employer of any past or present employee or consultant of the Company or its subsidiaries; and, to the knowledge of the Company, the activities of the employees of or consultants to the Company and its subsidiaries in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other person. Except as described in Section 2.25 of the Company Disclosure Letter, no litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging the Company or any of its subsidiaries with infringement or unlawful use of any license, patent, trademark, service mark, trade name, logo, copyright, trade secret or other proprietary right is pending, or to the knowledge of the Company threatened.

                  (d) Any software proprietary to the Company or any of its subsidiaries, including, without limitation, the First Resort Software, was developed by either employees of the Company and its subsidiaries during the time they were employed by the Company or its subsidiaries or independent contractors under a written nondisclosure agreement or a work-for-hire/assignment agreement, and all rights arising from the work of such employees and independent contractors in respect of such software are owned by the Company or its subsidiaries. The software developed by the Company's employees or independent contractors does not include any inventions of such employees or independent contractors made prior to the time at which they were engaged by the Company, nor any intellectual property of any previous employer of any such employee or independent contractor.

         Section 2.26 Affiliate Transactions. Except as set forth in the Company SEC Documents, compensation arrangements pursuant to employment agreements or Benefit Plans or as described in Section 2.26 of the Company Disclosure Letter, there are no contracts, indebtedness, arrangements or other transactions between the Company or any of its subsidiaries, on the one hand, and any (i) officer or director or key employee of the Company or executive officer or director or key employee of any of its subsidiaries that involves amounts in excess of $40,000 individually or collectively for such individual, (ii) record or beneficial owner of five percent or more of any class of the voting securities of the Company or (iii) affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand. None of the Company, any subsidiary of the Company, the directors or officers of the Company or any subsidiary, nor any person acting on behalf of any of them, has made or received any payment not categorized in a manner consistent with generally accepted accounting principles and fully disclosed in the books and records of the Company in connection with or in any way relating to or affecting the Company.

         Section 2.27 No Existing Acquisition Proposals. Except as set forth in Section 2.27 of the Company Disclosure Letter, there is currently no Acquisition Proposal (as defined in Section 5.1(e)) or Acquisition Proposal Interest (as defined in Section 5.1(e)).

         Section 2.28 Acquisitions. Section 2.28 of the Company Disclosure Letter lists (i) each of the businesses or entities acquired by the Company or its subsidiaries since January 1, 2003, (ii) the consideration paid by the Company and its subsidiaries in connection with each such acquisition, (iii) any remaining obligations or liabilities of the Company and its subsidiaries to the sellers or their successors and assigns with respect to each such acquisition, and (iv) any current disputes with the sellers or their successors and assigns with respect to each such acquisition.

                                  ARTICLE 3.
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company as follows, subject to the exceptions and qualifications set forth in the Parent Disclosure
Letter:

         Section 3.1 Organization and Qualification. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and possesses all governmental franchises and Permits necessary to enable it to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to possess such franchises and Permits has not had and would not be reasonably expected to have a Parent Material Adverse Effect (as defined in Section 8.11 hereof). Each of Parent and Sub is duly qualified as a foreign corporation or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 3.2       Capitalization.

                  (a) The authorized capital stock of Parent consists of 150,000,000 shares of Common Stock, par value $.01 per share ("Parent Common Stock"), and 100,000,000 shares of preferred stock, par value $.01 per share ("Parent Preferred Stock"). All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. As of July 30, 2003, 33,849,087 shares of Parent Common Stock were issued and outstanding, 4,054,283 shares of Parent Common Stock were reserved for issuance pursuant to outstanding stock options issued under Parent's 1997 Omnibus Stock Option and Incentive Plan and no shares of Parent Preferred Stock were issued and outstanding. Except as described in this
Section 3.2(a) or as set forth in Section 3.2(a) of the Parent Disclosure Letter, no shares of capital stock or other equity securities of the Parent are authorized and there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities, "phantom" stock rights, SARs, stock-based performance units, commitments, agreements, arrangements or undertakings of any kind to which the Parent or any of its subsidiaries is a party or by which any of them is bound obligating the Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, unit, commitment, agreement, arrangement or undertaking.

                  (b) The authorized capital stock of Sub consists of 100 shares of Common Stock, par value $.001 per share, of which 100 shares, as of the date hereof, were issued and outstanding. All of such outstanding shares are owned by Parent, and are validly issued, fully paid and nonassessable.

                  (c) Parent and its subsidiaries, affiliates and associates do not own any shares of the Company's voting stock (terms used in this sentence and defined in Section 203 of the DGCL have the meaning given to them in such section).

         Section 3.3       Authority Relative to this Agreement.

                  (a) Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement, the ancillary agreements hereto to which it is a party, and each instrument required hereby to be executed and delivered by Parent or Sub prior to or at the Effective Time, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby (subject to the Parent Stockholder Approval (as defined in Section 3.3(b) below) with respect to the issuance of the shares of Parent Common Stock issuable upon the Merger). The execution and delivery of this Agreement, the ancillary agreements hereto to which it is a party, and each instrument required hereby to be executed and delivered by Parent or Sub prior to or at the Effective Time and the performance of its obligations hereunder and thereunder and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the Parent Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement and the ancillary agreements hereto to which it is a party executed on the date hereof have been duly and validly executed and delivered by Parent and Sub, and, assuming this Agreement and the ancillary agreements hereto to which it is a party constitute valid and binding agreements of the Company, this Agreement and the ancillary agreements hereto executed on the date hereof to which it is a party constitute, and the ancillary agreements to be executed at the closing will constitute, valid and binding agreements of Parent and Sub, enforceable against the Parent and Sub in accordance with their terms, except as enforceability may be subject to (i) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (whether in a proceeding at law or in equity).

                  (b) The only vote of holders of any class or series of capital stock of Parent necessary in connection with this Agreement and the Merger is the approval of the issuance of the shares of Parent Common Stock to the stockholders of the Company upon the Merger by the affirmative vote of a majority of the outstanding shares of Parent Common Stock present in person or represented by proxy at the meeting and entitled to vote (the "Parent Stockholder Approval").

         Section 3.4 Absence of Certain Changes. Except as specifically disclosed in the Parent's filings and reports under the Exchange Act filed and publicly available prior to the date of this Agreement or as set forth in
Section 3.4 of the Parent Disclosure Letter, from January 1, 2003 through the date hereof, the Parent and its subsidiaries have conducted their business and operations only in the ordinary course consistent with past practice, and during such period there has not been any event, change, effect or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and there has not occurred (i) any damage, destruction or loss (whether or not covered by insurance) having or which reasonably could be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or distribution of any kind by the Parent on any class of its capital stock or any repurchase for value by the Parent of any of its capital stock (except upon the cashless exercise of Parent Stock Options); (iii) any split, combination or reclassification of any Parent capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent capital stock;
(iv) any material increase in the compensation payable or to become payable by the Parent or any of its subsidiaries to any of its directors, officers or key employees or the creation of or any material increase in any bonus, insurance, pension, severance or other employee benefit plan, payment or arrangement made to, for or with any such director, officer or key employee, other than in the ordinary course of business consistent with past practice; (v) any entry by the Parent or any of its subsidiaries into any commitment or transaction (including, without limitation, any borrowing or capital expenditure) material (individually or in the aggregate) to the Parent or any of its subsidiaries other than in the ordinary course of business; (vi) any material elections with respect to Taxes by the Parent or any of its subsidiaries or settlement or compromise by the Parent or any of its subsidiaries of any material Tax liability or refund; (vii) any change by the Parent or its subsidiaries in accounting methods, principles or practices except as required by concurrent changes in GAAP; (viii) any contract or agreement to take any action described in this Section 3.4; or (ix) any merger, combination or consolidation of the Parent or any of its subsidiaries with another person, or any sale, lease, exchange or other disposition of, or grant of any lien with respect to, any of the properties or assets of the Parent or any of its subsidiaries that are individually or in the aggregate, material to the business of the Parent and its subsidiaries, except for dispositions of excess or obsolete assets in the ordinary course of business and consistent with past practice.

         Section 3.5       Reports and Financial Statements.

                  (a) The Parent has filed all required forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder (collectively, the "Parent SEC Documents"), all of which have complied as of their respective filing dates, or, if amended, as of the date of the last such amendment, in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules promulgated thereunder. None of such forms, reports or documents at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any Parent SEC Documents has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents (including any and all financial statements included therein) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the Parent SEC Documents (including the notes thereto) at the time filed complied in all material respects as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operation and fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (and include, in the case of any unaudited interim financial statements, reasonable accruals for normal year-end adjustments). No subsidiaries of the Parent are required to file periodic reports with the SEC under the Exchange Act.

                  (b) The Parent and its subsidiaries have filed all reports required to be filed with any Governmental Entity other than the SEC, including state securities administrators, except where the failure to file any such reports of the Parent and its subsidiaries has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Such reports of the Parent and its subsidiaries were prepared in accordance with the requirements of applicable law, except where the failure to prepare any such reports in accordance with the requirements of applicable law has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 3.6 Information in Joint Proxy Statement and Registration Statement. None of the information supplied or to be supplied by the Parent or Sub for inclusion or incorporation by reference in (i) the Registration Statement or (ii) the Proxy Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the respective meetings of stockholders of the Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. As of the date of its initial mailing and as of the date of the respective meetings of the stockholders of the Company and Parent, the Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, except that no representation is made by the Parent with respect to statements made therein based on information supplied by the Company or its representatives for inclusion in the Proxy Statement or with respect to information concerning the Company or any of its subsidiaries incorporated by reference in the Proxy Statement.

         Section 3.7 Consents and Approvals; No Violation. Subject to obtaining the Parent Stockholder Approval and the taking of the actions described in the immediately succeeding sentence, the execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, conflict with, or result in any material violation of, or default (with or without notice or lapse to time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the material properties or material assets of the Parent or any of its subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to, (i) the certificate of incorporation or bylaws of the Parent or the comparable charter or organizational documents of any of its subsidiaries, (ii) except as set forth in Section 3.7 of the Parent Disclosure Letter, any loan or credit agreement, note, bond, mortgage, indenture, lease, license or other agreement, instrument, contract or Permit applicable to the Parent or any of its subsidiaries or their respective properties or assets, (iii) any judgment, order, writ, injunction, decree, law, statute, ordinance, rule or regulation applicable to the Parent or any of its subsidiaries or their respective properties or assets or (iv) any licenses to which the Parent or any of its subsidiaries is a party, other than, in each such case, any such conflicts, violations, defaults, rights, Liens, losses of a material benefit, consents or notices that have not and would not reasonably be expected to have a Parent Material Adverse Effect. Except as set forth in
Section 3.7 of the Parent Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other third party is required by the Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Parent or the consummation by the Parent of the transactions contemplated hereby, except for (i) the filing of a premerger notification and report form by the Parent under the HSR Act, (ii) the filing with the SEC of (x) the Registration Statement and the Proxy Statement relating to the approval by the Company's and the Parent's respective stockholders of this Agreement and (y) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger pursuant to the DGCL and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 3.8 Brokerage Fees and Commissions. Except for those fees and expenses payable to Deutsche Bank Securities Inc. (the "Parent Financial Advisor"), no person is entitled to receive any investment banking, brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated hereby based upon arrangements made by or on behalf of the Parent or any of its subsidiaries or by any affiliate of the Parent or any of its subsidiaries.

         Section 3.9 Litigation. Except as disclosed in the Parent SEC Documents or in Section 3.9 of the Parent Disclosure Letter, (a) there is no claim, suit, action or proceeding (including arbitration proceedings) pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, any of their properties, assets or business, or to the knowledge of the Parent, any of the Parent's or its subsidiaries' current or former directors or officers (during the period they served as such) or any other person whom the Parent has agreed to indemnify that has had or would reasonably be expected to have a Parent Material Adverse Effect; (b) there is no judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Parent or any of its subsidiaries, any of their properties, assets or business, or to the knowledge of the Parent, any of the Parent's or its subsidiaries' current or former directors or officers (during the period they served as such) or any other person whom the Parent has agreed to indemnify which has had or would reasonably be expected to have a Parent Material Adverse Effect; (c) neither the Parent or any of its subsidiaries nor any of their officers, directors or, to the knowledge of Parent, employees has been permanently or temporarily enjoined or prohibited by order, judgment or decree of any Government Entity, other regulatory or self-regulatory body or association or arbitrator from engaging in or continuing any conduct or practice in connection with the business engaged in by the Parent; (d) there is not in existence any order, judgment or decree of any Government Entity, other regulatory or self-regulatory body or association or arbitrator enjoining or prohibiting the Parent or any of its subsidiaries from taking, or requiring the Parent or any of its subsidiaries to take, any action of any kind or to which the Parent, its subsidiaries or any of its business, properties or assets are subject or bound; and (e) neither the Parent nor any of its subsidiaries is in default in any material respect under any order, writ, injunction or decree of any Government Entity, other regulatory or self-regulatory body or association or arbitrator.

         Section 3.10 Compliance with Applicable Laws. Except for any of the following which would not reasonably be expected to have a Parent Material Adverse Effect and except as disclosed on Section 3.10 of the Parent Disclosure
Letter:

                  (a) (i) the Parent and its subsidiaries have, and are in compliance with the terms of, all Permits and all Intellectual Property necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, (ii) there has occurred no default under any such Permit, (iii) with respect to such Permits, no action or proceeding is pending or, to the knowledge of the Parent, threatened in writing against the Parent, (iv) the business of the Parent and its subsidiaries has been and is being conducted in compliance with all applicable laws, including, without limitation, all laws concerning privacy and/or data protection; (v) no investigation or review by any Government Entity of the Parent or any of its subsidiaries is pending or, to the knowledge of the Parent, threatened in writing; and (vi) neither the Parent nor any of its subsidiaries has received any written communication in the past two years from a

Government Entity that alleges that the Parent or any of its subsidiaries is not in compliance in any material respect with any applicable laws;

                  (b) each of the Parent and its subsidiaries is in compliance with all applicable Environmental Laws;

                  (c) each of the Parent and its subsidiaries and their respective properties, assets, businesses and operations is, and has been, and their respective properties, assets, businesses and operations are, and have been, in compliance with all applicable Environmental Laws and Environmental Permits; and

                  (d) the Parent is not aware that, during the period of ownership or operation by the Parent and its subsidiaries of any of their properties, there has been any Release of Hazardous Material in, on, under, from or affecting such properties, any surrounding site or any off-site location.

         Section 3.11 Contracts. All of the contracts that are required to be described in the Parent SEC Documents or required to be filed as exhibits thereto have been described therein or filed therewith as required. All such Contracts are in full force and effect and are valid and enforceable with respect to the Parent or its subsidiary, as applicable, except as enforceability may be subject to (x) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (y) general principles of equity (whether in a proceeding at law or in equity), and to the knowledge of the Parent and its subsidiaries, with respect to each other party thereto, in accordance with their respective terms. Neither the Parent nor any of its subsidiaries is in violation of, or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any of the aforesaid contracts, except for violations or defaults that have not and would not reasonably be expected to have a Parent Material Adverse Effect.

         Section 3.12 Undisclosed Liabilities. Except as disclosed in the Parent SEC Documents or accrued or reserved against on the March 31, 2003 balance sheet included in the Parent SEC Documents, or as set forth in Section
3.12 of the Parent Disclosure Letter, and except for liabilities incurred in the ordinary course of business since March 31, 2003 which individually and in the aggregate are not material or liabilities under this Agreement, the Parent and each of its subsidiaries does not have any material (individually or in the aggregate) liabilities or obligations of any nature (whether absolute, contingent or otherwise).

         Section 3.13 Opinion of Parent Financial Advisor. The Parent has received the opinion of the Parent Financial Advisor, dated August 4, 2003 (the "Parent Fairness Opinion"), substantially to the effect that as of the date of the Parent Fairness Opinion the Exchange Ratio is fair from a financial point of view to the Parent, a signed copy of which written opinion has been delivered to Parent. The Parent has been authorized by the Parent Financial Advisor to permit the inclusion of the Parent Fairness Opinion (and, subject to prior review and consent by the Parent Financial Advisor, a reference thereto) in the Registration Statement and the Proxy Statement.

         Section 3.14 Tax Matters. The Parent knows of no fact or circumstance which is reasonably likely to cause the Merger to be treated other than as a tax-free reorganization under Section 368(a) of the Code.

         Section 3.15 Affiliate Transactions. Except as set forth in the Parent SEC Documents, compensation arrangements pursuant to employment agreements or employee benefit plans or as described in Section 3.15 of the Parent Disclosure Letter, there are no contracts, indebtedness, arrangements or other transactions between the Parent or any of its subsidiaries, on the one hand, and any (i) officer or director of the Parent or executive officer or director or key employee of any of its subsidiaries, (ii) record or beneficial owner of five percent or more of any class of the voting securities of the Parent or (iii) affiliate (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of any such officer, director or beneficial owner, on the other hand. None of the Parent, any subsidiary of the Parent, the directors or officers of the Parent or any subsidiary, nor any person acting on behalf of any of them, has made or received any payment not categorized in a manner consistent with generally accepted accounting principles and fully disclosed in the books and records of the Parent in connection with or in any way relating to or affecting the Parent.

         Section 3.16 No Knowledge of Breach. The Parent has no knowledge on the date hereof of any facts or circumstances which would cause any representation or warranty of the Company contained in this Agreement or in any ancillary agreement to be misleading or incorrect in any respect and is not aware of any statement which was omitted from any such representation or warranty which is necessary to make the statements made in any such representation or warranty not misleading.

         Section 3.17      Real Property; Leases.

                  (a) Section 3.17 of the Parent Disclosure Letter sets forth a complete and accurate list of the locations of all real property owned and leased by the Parent or any of its subsidiaries (collectively with all improvements located thereon and appurtenances thereto, the "Real Property").

                  (b) No portion of the Real Property is subject to any order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment or compensation therefor, nor, to the knowledge of the Parent and its subsidiaries, has any such condemnation, expropriation or taking been threatened or proposed.

                  (c) There are no pending or, to the knowledge of the Parent and its subsidiaries, threatened condemnation proceedings, lawsuits, or administrative actions relating to any of the Real Property.

                  (d) Except as described in Section 3.17(d) of the Parent Disclosure Letter other than the Parent Permitted Encumbrances, neither the Parent nor any of its subsidiaries has entered into any contract, agreement or arrangement granting to any person the right of use or occupancy of any material portion of the Real Property. For purposes of this Agreement: "Parent Permitted Encumbrances" means: (i) encumbrances for assessments, taxes, water, sewer and other similar charges not yet due and payable or that Parent or any of its subsidiaries is contesting in good faith through appropriate proceedings; (ii) easements or reservations thereof, rights of way, highway and railroad crossings, sewers, electric and other utility lines, telegraph and telephone lines, zoning, building code and other covenants, conditions and restrictions as to the use of the real property; (iii) vault rights; (iv) encumbrances previously disclosed to the Company; (v) liens securing the claims of materialmen, landlords and others provided payment is not yet delinquent; (vi) any leases, subleases or licenses listed on Section 3.17 of the Parent Disclosure Letter; (vii) all encumbrances relating to liens securing borrowed money to be released at or prior to the Closing; (viii) any and all matters and encumbrances (including, without limitation, fee mortgages or ground leases) affecting the leased real property of Parent or its subsidiaries, not created or granted by Parent or any of its subsidiaries; and (ix) any subordination or attornment agreement between Parent or any of its subsidiaries and the lender for any of the landlords of Parent or its subsidiaries.

                                  ARTICLE 4.
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 4.1 Conduct of Business of the Company Pending the Merger. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, it will and will cause each of its subsidiaries to:

                  (a) operate its business in the usual and ordinary course consistent with past practices and in compliance in all material respects with all applicable laws;

                  (b) use its reasonable efforts to preserve intact its assets and its business organization, maintain its rights and franchises, retain the services of its present officers and its respective key employees and maintain its relationships with its respective customers and suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time;

                  (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies in quantities consistent with its customary business practice; and

                  (d) use its reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained.

         Section 4.2 Prohibited Actions by the Company. Without limiting the generality of Section 4.1, except as set forth in Section 4.2 of the Company Disclosure Letter, the Company covenants and agrees that, except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), from the date of this Agreement until the Effective Time, it will not do, and will not permit any of its subsidiaries to do, any of the following:

                  (a) (i) increase the compensation (or benefits) payable to or to become payable to any director or employee, except for increases in salary or wages of employees in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay (other than pursuant to the severance policy or practice of the Company or its subsidiaries as disclosed in Section 2.11 of the Company Disclosure Letter and in effect on the date of this Agreement) to, or enter into or amend in any respect any employment or severance agreement with, any employee; (iii) establish, adopt, enter into or amend in any respect any collective bargaining agreement or any Benefit Plan of the Company or any ERISA Affiliate; (iv) take any action to accelerate or otherwise remove restrictions with respect to any rights or benefits, or make any determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement or Benefit Plan of the Company or any ERISA Affiliate; (v) grant any options to purchase Company Common Stock or any other capital stock of the Company; or
(vi) terminate the employment of any employee or consultant who is party to an employment or consulting agreement with the Company (other than for cause pursuant to such employment or consulting agreement);

                  (b) declare, set aside or pay any dividend on, or make any other distribution in respect of (whether in cash, stock or property), outstanding shares of capital stock, except for dividends by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

                  (c) directly or indirectly redeem, purchase or otherwise acquire, or offer or propose to redeem, purchase or otherwise acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries (other than (i) any such acquisition by the Company or any of its wholly owned subsidiaries directly from any wholly owned subsidiary of the Company in exchange for capital contributions or loans to such subsidiary, or (ii) any purchase, forfeiture or retirement of shares of Company Common Stock or the Company Stock Options occurring pursuant to the terms (as in effect on the date of this Agreement) of any existing Benefit Plan of the Company or any of its subsidiaries, in a manner otherwise consistent with the terms of this Agreement);

                  (d) effect any reorganization or recapitalization; or split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its subsidiaries or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property of any class of its capital stock;

                  (e) offer, sell, issue or grant, or authorize or propose the offering, sale, issuance or grant of, any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for) any shares of capital stock of, or other equity interest in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any Voting Company Debt or other voting securities of, the Company or any of its subsidiaries, or any "phantom" stock, "phantom" stock rights, SARs or stock-based performance units, other than issuances of shares of Company Common Stock upon the exercise of the Company Stock Options outstanding at the date of this Agreement in accordance with the terms thereof (as in effect on the date of this Agreement);

                  (f) (i) merge, combine or consolidate with another person or (ii) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets of any other person;

                  (g) sell, lease, exchange or otherwise dispose of, or grant any Lien with respect to, any of the properties or assets of the Company or any of its subsidiaries that are, individually or in the aggregate, material to the business of the Company and its subsidiaries, except for dispositions of excess or obsolete assets in the ordinary course of business and consistent with past practice;

                  (h) propose or adopt any amendments to its certificate of incorporation or bylaws or other organizational documents;

                  (i) effect any change in any accounting methods, principles or practices in effect as of December 31, 2002 affecting the reported consolidated assets, liabilities, results of operations, cash flow or stockholders' equity of the Company, except as may be specifically required by a change in generally accepted accounting principles;

                  (j) (i) incur, guaranty, assume or prepay any indebtedness, obligations or liabilities in excess of $100,000 (individually or in the aggregate) other than in the ordinary course of business consistent with past practice; (ii) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any such indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iii) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company; provided, however, (a) nothing shall limit the Company's right to borrow pursuant to the Company Credit Agreement in the ordinary course of business (except that the Company shall not exercise its rights under Section 2(a)(iii) of the Company Credit Agreement) and to enter into the Loan Agreement as borrower under the Parent Loan and (b) at such time as the Board of Directors of the Company in its reasonable judgment shall determine, the Company may engage in conversations and negotiations related to refinancing the Company Credit Agreement, and in the event that the Effective Time does not occur by January 22, 2004, then the Company may refinance, and Parent shall use commercially reasonable efforts to facilitate such refinancing, its Company Credit Agreement with the proceeds of indebtedness incurred by the Company (which may be secured by a Lien on assets of the Company), the terms of which are reasonably satisfactory to Parent; provided however, that Parent's efforts to refinance the Company's indebtedness in connection with the Merger shall not be deemed inconsistent with the exercise of such commercially reasonable efforts;

                  (k) make any Tax election except in a manner consistent with past practice, change any method of accounting for Tax purposes, or settle or compromise any material Tax liability;

                  (l) pay, satisfy, discharge or settle any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business consistent with past practice or pursuant to mandatory terms of any contract of the Company or its subsidiaries in effect on the date hereof;

                  (m) modify or amend, or waive any benefit of, any non-competition agreement to which the Company or any of its subsidiaries is a party;

                  (n) authorize or make capital expenditures in excess of $100,000 individually, or in excess of $100,000 in the aggregate except for those projects set forth in Section 4.2(n) of the Company Disclosure Letter;

                  (o) permit any insurance policy naming the Company or any subsidiary of the Company as a beneficiary or a loss payee to be canceled (other than due to circumstances beyond the Company's control) or terminated other than in the ordinary course of business;

                  (p) enter into any new contract, or modify or amend any existing contract that involves individually amounts not in excess of $200,000 or collectively for all such contracts, amounts not in excess of $200,000; other than contracts in the ordinary course of business, for which there shall be no dollar limit; or

                  (q) agree in writing or otherwise to take any of the foregoing actions.

         Section 4.3 Conduct of Business by Parent Pending the Merger. Parent hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by the Company, it will not (i) amend its Certificate of Incorporation or bylaws in a manner that would reasonably be likely to adversely affect the Parent Company Stock; (ii) split, combine or reclassify any shares of its outstanding capital stock; (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property; or (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or business unit thereof or any equity interest therein if such acquisition would be deemed to be a significant acquisition as defined in Rule 11-01(b)(1) of Regulation S-X.

         Section 4.4 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. It is understood that Sub was formed by Parent solely for the purpose of effecting the Merger, and that Sub will have no material assets and no material liabilities prior to the Merger. Parent shall cause Sub to perform its obligations under this Agreement.

                                   ARTICLE 5.
                                    COVENANTS

         Section 5.1       No Solicitation.

                  (a) The Company agrees that it shall immediately cease and cause to be terminated all existing discussions, negotiations and communications with any third parties with respect to any Acquisition Proposal (as defined in Section 5.1(e) below). From and after the date hereof until the Effective Time or the termination of this Agreement in accordance with Section 7.1, the Company and its subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) (collectively, "Representatives") shall not, directly or indirectly, (i) initiate, solicit or knowingly encourage (including, without limitation, by way of furnishing information), or take any action designed to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement regarding an Acquisition Proposal, (iii) participate in negotiations or discussions with, or provide any information or data to, any person (other than Parent, Sub or any of their respective affiliates or Representatives) regarding any Acquisition Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal, or otherwise encourage any effort or attempt by any person to do or seek any of the foregoing. Any violation of the foregoing restrictions by any person of the Company's Representatives, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company.

                  (b) Notwithstanding the foregoing, the Company (i) may permit any person who expresses an Acquisition Proposal Interest to make an Acquisition Proposal to the Board of Directors of the Company, notwithstanding the existence of a standstill obligation which would otherwise restrict the person from making such Acquisition Proposal to the Board of Directors of the Company, if the Board of Directors of the Company with the advice of independent counsel (who may be the Company's regularly engaged independent counsel) determines in good faith that the failure to do so would be inconsistent with the fiduciary duty of the Board of Directors of the Company under applicable law, (ii) may furnish information concerning its business, properties or assets to any person pursuant to a customary confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement dated May 15, 2002, entered into between Parent and the Company (the "Confidentiality Agreement") if, and only if, such person has on an unsolicited basis, and in the absence of any violation of this Section 5.1 by the Company or any of its Representatives, submitted an Acquisition Proposal or Acquisition Proposal Interest that constitutes or, that in the good faith opinion of the Company Board of Directors, is reasonably likely to result in a Superior Proposal and (iii) may negotiate and participate in discussions and negotiations with such person concerning an Acquisition Proposal if, and only if, (x) such person has on an unsolicited basis, and in the absence of any violation of this
Section 5.1 by the Company or any of its Representatives, submitted a bona fide written Superior Proposal to the Company and (y) in the good faith opinion of the Company Board of Directors, only after consultation with independent outside legal counsel to the Company, the Board of Directors of the Company has determined that engaging in such discussions or negotiations is in the best interests of the Company and its stockholders and the failure to engage in such discussions or negotiations would be inconsistent with the Board's fiduciary duties to the Company's stockholders under applicable law. A "Superior Proposal" means any Acquisition Proposal that is not conditioned upon the ability to obtain financing (A) which is for not less than eighty percent (80%) of the issued and outstanding shares of Company Common Stock or eighty percent (80%) of the consolidated assets of the Company and (B) which the Company Board of Directors determines in good faith, after consultation with a nationally recognized investment banking firm, is (I) superior to the Company's stockholders from a financial point of view and, taking into account relevant legal, financial and regulatory aspects of the proposal and any other factors that the Company Board of Directors determines to be relevant, the identity of the third party making such proposal, and the conditions for completion of such proposal, a more favorable transaction than the Merger and (II) reasonably likely to be completed. The Company shall promptly, and in any event within twenty-four hours following receipt by the Company or any of its Representatives of an Acquisition Proposal or any inquiry or expression of interest relating to an Acquisition Proposal or Acquisition Proposal Interest (as defined below) and prior to providing any such party from whom an Acquisition Proposal has been received with any material non-public information, notify Parent of the receipt of the same. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent, such additional information to be provided no later than the next business day after the date of provision of such information to such other party.

                  (c) Except as expressly permitted by this Section 5.1(c), neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or to Sub, the approval or recommendation by the Company Board of Directors or any such committee of this Agreement, the Merger or take any action or make any statement inconsistent with such approval, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal (any action described in the foregoing clauses (i) and (ii), a "Change in the Company's Recommendation"), or (iii) enter into any letter of intent, agreement in principle or agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, the Company Board of Directors, subject to the terms of this and the following two sentences, to the extent that it determines in good faith, after consultation with independent outside legal counsel, that the failure to do so would be inconsistent with the Board's fiduciary duties to the Company's stockholders under applicable law, may make a Change in the Company's Recommendation. The Company may make a Change in the Company's Recommendation (A) at a time that is after the third day following the Company's delivery to Parent of written notice advising Parent that the Company Board of Directors has determined that it has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and indicating that it intends to make a Change in the Company's Recommendation and (B) if, during such three (3) day period, the Company and its advisors shall have negotiated in good faith with Parent to make adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal. Any such Change in the Company's Recommendation shall not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other state law to be inapplicable and the transactions contemplated thereby.

                  (d) Notwithstanding the foregoing, nothing contained in this Section 5.1 or any other provision hereof shall prohibit the Company or the Company Board of Directors from taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to do so would inconsistent with the Board's fiduciary duties to the Company's stockholders under applicable law; provided, however, that the Company Board of Directors shall not in any case make a Change in the Company's Recommendation except in accordance with Section 5.1(c).

                  (e) The Company shall promptly notify Parent if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or any of its subsidiaries or any of their respective Representatives, in each case in connection with any Acquisition Proposal (as hereinafter defined) or the possibility or consideration of making an Acquisition Proposal ("Acquisition Proposal Interest") indicating, in connection with such notice, the name of the Person initiating such Acquisition Proposal Interest, and the material terms and conditions of any proposals or offers. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any Acquisition Proposal Interest. As used in this Agreement, "Acquisition Proposal" means any tender or exchange offer involving the Company or any of its subsidiaries, any proposal for a merger, consolidation or other business combination involving the Company or any of its subsidiaries, any proposal or offer to acquire in any manner an interest in excess of fifteen percent (15%) of the outstanding equity securities, or a substantial portion of the business or assets of, the Company or any of its subsidiaries (other than assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any of its subsidiaries or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company or any of its subsidiaries other than pursuant to the Merger.

         Section 5.2 Access to Information. Each of the Company and Parent shall (and shall cause its subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to the other and to the other's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives reasonable access, during normal business hours throughout the period from the date hereof until the earlier of the Effective Time and the termination of this Agreement, to all of its books and records and its properties, plants and personnel and, during such period, each shall furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, provided that no investigation pursuant to this Section 5.2 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Unless otherwise required by law, each of Parent and the Company agrees that it (and its respective subsidiaries and its and their respective representatives) shall hold in confidence all non-public information so acquired in accordance with the terms of the Confidentiality Agreement (as defined below).

         Section 5.3 Confidentiality Agreements. The parties agree that the provisions of the Confidentiality Agreements dated May 15, 2002 between Parent and the Company (the "Confidentiality Agreements") shall remain binding and in full force and effect; provided, however, that any consents from the Company necessary under the Confidentiality Agreements for Parent and Sub to consummate the transactions contemplated hereby shall be deemed to have been made and provided that the provisions of the Confidentiality Agreements relating to standstill obligations shall terminate and be of no further force and effect after the date hereof. Without limiting the generality of the foregoing, the Company shall, within two (2) business days of request therefor, provide to Parent the information described in Rule 14a-7(a)(2)(ii) under the Exchange Act and any information to which a holder of Company Common Stock would be entitled under Section 220 of the DGCL (assuming such holder met the requirements of such section).

         Section 5.4 Registration Statement and Proxy Statement. As promptly as practicable after the execution of this Agreement, Parent and the Company shall in consultation with each other prepare and file with the SEC the Proxy Statement and Parent in consultation with the Company shall prepare and file with the SEC the Registration Statement. Each of Parent and the Company shall use its reasonable efforts to have the Registration Statement declared effective as soon as practicable after the date hereof. Parent shall also use its reasonable efforts to take any action required to be taken under state securities or "blue sky" laws in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement in the Merger. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such other action as Parent may reasonably request in connection with the Proxy Statement and the Registration Statement and the issuance of shares of Parent Common Stock, and Parent shall furnish the Company with all information concerning Parent and the holders of its capital stock and shall take such other action as the Company may reasonably request in connection with the Proxy Statement. If at any time prior to the Effective Time any event or circumstance relating to Parent, any subsidiary of Parent, the Company, any subsidiary of the Company, or their respective officers or directors, should be discovered by such party which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, such party shall promptly inform the other thereof and take appropriate action in respect thereof. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance, as to such party, in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act,
(iii) the rules and regulations of the Exchange. No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and the Company, which approval shall not be unreasonably withheld or delayed; provided, however, that the consent of Parent shall not be required to amend or supplement the Proxy Statement to reflect the withdrawal of the recommendation of Company's Board of Directors that Company's stockholders vote in favor of the approval of this Agreement and/or the recommendation that Company's stockholders approve a Superior Proposal. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy

Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         Section 5.5       Proxy Statement; Stockholder Approvals.

                  (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its certificate of incorporation and by-laws, promptly and duly call, give notice of and, as soon as practicable following the date upon which the Registration Statement becomes effective, hold a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby (the "Company Stockholders' Meeting"), and, subject to Section 5.1, (i) recommend approval and adoption of this Agreement and the transactions contemplated hereby, by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval.

                  (b) Parent, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its certificate of incorporation and by-laws, promptly and duly call, give notice of and, as soon as practicable following the date upon which the Registration Statement becomes effective, hold a meeting of the holders of Parent Common Stock for the purpose of voting to approve the issuance of the shares of Parent Common Stock to the stockholders of the Company upon the Merger, and (i) recommend approval by the stockholders of Parent and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval.

                  (c) The Company and the Parent, as promptly as practicable, shall each cause the definitive Proxy Statement to be mailed to their respective stockholders.

                  (d) At or prior to the Closing, (i) the Company shall deliver to Parent a certificate of its Secretary setting forth the voting results from its stockholder meeting and (ii) Parent shall deliver to the Company a certificate of its Secretary setting forth the voting results from its stockholder meeting.

                  (e) None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency, and, in addition, (i) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Company, at the time of the Company Stockholders' Meeting and at the Effective Time and (ii) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstances relating to the Company or any subsidiary of the Company, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, the Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

                  (f) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (i) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of the Company, at the time of the Company Stockholders' Meeting and at the Effective Time and (ii) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any subsidiary of Parent, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         Section 5.6       Compliance with the Securities Act.

                  (a) At least 10 days prior to the Effective Time, the Company shall cause to be delivered to Parent a list identifying all persons who were at the record date for its stockholders' meeting convened in accordance with Section 5.5, "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates").

                  (b) The Company shall use its reasonable best efforts to cause each person who is identified as one of its Rule 145 Affiliates in its list referred to in Section 5.6(a) to deliver to Parent (with a copy to the Company), prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit 5.6(b) (the "Affiliate Agreement").

                  (c) Parent shall be entitled to place legends, as specified in the Affiliate Agreement, on the certificates evidencing any of the Parent Common Stock to be received by (a) any Rule 145 Affiliates or (b) any person Parent reasonably identifies, after consultation with outside counsel (by written notice to Company), as being a person who would be deemed a Rule 145 Affiliate, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Affiliate Agreement, regardless of whether such person has executed an Affiliate Agreement and regardless of whether such person's name appears on such list delivered by the Company.

         Section 5.7 Reasonable Efforts. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to ensure that the conditions set forth in Article 6 are satisfied and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings; provided, however, that the Company shall not, without Parent's prior written consent, and Parent shall not be required to, divest or hold separate or otherwise take or commit to take any other similar action with respect to any assets, businesses or product lines of the Company or any of its subsidiaries. Without limiting the generality of the foregoing, as promptly as practicable, the Company, Parent and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to the Confidentiality Agreements, the Company will furnish to Parent and Sub, and Parent and Sub will furnish to the Company, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the Confidentiality Agreements, the Company will provide Parent and Sub, and Parent and Sub will provide the Company, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance thereof) between such party or any of its representatives and any Governmental Entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of Parent and the Surviving Corporation shall take all such necessary action. In connection with and without limiting the foregoing, the Company and the Company's Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar law is or becomes applicable to this Agreement or any transaction contemplated thereby and (ii) if a state takeover statute or similar law becomes applicable to this Agreement or any transaction contemplated thereby, take all action necessary to ensure that the Merger and such other transaction may be consummated, as promptly as practicable, on the terms contemplated by this Agreement.

                  (b) Subject to the terms and conditions herein provided, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to obtain the necessary waivers, consents and approvals described in Section 5.19(f) prior to September 8, 2003; provided, however, that the Company shall not, without Parent's prior written consent divest or hold separate or otherwise take or commit to take any other similar action with respect to any assets, businesses or product lines of the Company or any of its subsidiaries.

         Section 5.8 Company Stock Options. At the Effective Time, each of the Company Stock Options (and, solely with respect to such options, the Stock Option Plan if required in accordance with Section 5.8(c) below) listed on
Section 2.2(c) of the Company Disclosure Letter shall be assumed by Parent on the terms set forth herein and converted automatically into an option to purchase shares of Parent Common Stock (each, a "Converted Option") in an amount and at an exercise price determined as provided below:

                  (a) The number of shares of Parent Common Stock to be subject to a Converted Option shall be equal to the product of the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the original option and the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                  (b) The exercise price per share of Parent Common Stock under a Converted Option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded down to the nearest cent.

                  (c) At or prior to the Effective Time, the Parent shall either cause to be effected any amendments to the Parent Plans or assume the Stock Option Plan in order to effect the foregoing provisions of this Section 5.8.

After the Effective Time, each Converted Option shall be exercisable, shall vest and shall terminate upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, except that all references to the Company Common Stock shall be deemed to be references to Parent Common Stock. Within 15 days after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or other appropriate form) and shall take any action required to be taken under state securities "blue sky" laws for purposes of registering all shares of Parent Common Stock issuable after the Effective Time upon exercise of the Converted Options, and use all reasonable efforts to have such registration statement (or a successor or replacement registration statement) become effective with respect thereto as promptly as practicable after the Effective Time and to remain in effect while any of the Converted Options remain exercisable. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance in connection with the exercise of Converted Options such number of shares of Parent Common Stock as shall be required to be issued upon such exercise.

         Section 5.9       Indemnification of Directors and Officers.

                  (a) Parent shall cause the Surviving Corporation to maintain in effect for the benefit of individuals who at or prior to the Effective Time were directors, officers or agents of the Company or the subsidiaries of the Company the current provisions regarding indemnification and exculpation of officers, directors and agents of the Company or any of its subsidiaries (including with respect to advancement expense) contained in the respective certificate of incorporation, bylaws or agreements listed on Section
2.16 of the Company Disclosure Letter in effect on the date hereof, which provisions shall not be amended, modified or otherwise repealed for a period of six years from the Effective Time, except to make changes permitted by applicable law that would enlarge the exculpation or indemnification thereunder. Parent shall cause to be maintained, if available, for a period of six years from the Effective Time the Company's current directors' and officers' insurance and indemnification policy and fiduciary liability policy (the "D&O Insurance") (provided that Parent may substitute therefor, at its election, policies or financial guarantees with the same carriers or other reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous than the existing D&O Insurance) to the extent that such insurance policies provide coverage for events occurring prior to the Effective Time for all persons who are directors and officers of the Company on the date of this Agreement (or were prior to the date of this Agreement), so long as the annual premium to be paid by the Company after the date of this Agreement for such D&O Insurance during such six-year period would not exceed 300% of the annual premium as of the date of this Agreement. If, during such six-year period, such insurance coverage cannot be obtained at all or can only be obtained for an amount in excess of 300% of the annual premium therefor as of the date of this Agreement, Parent shall use reasonable best efforts to cause insurance coverage to be obtained for an amount equal to 300% of the current annual premium therefor, on terms and conditions substantially similar to the existing D&O Insurance.

                  (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made in writing against any present or former director or officer of the Company based on or arising out of the services of such person at or prior to the Effective Time in the capacity of such person as a director or officer of the Company (and such director or officer shall have given Parent written notice of such claim or claims within such six year period), the provisions of subsection (a) of this Section respecting the obligation to indemnify the current or former directors or officers under the certificate of incorporation and bylaws of the Company and its subsidiaries shall continue in effect until the final disposition of all such claims.

                  (c)      Notwithstanding anything to the contrary in this
Section 5.9, neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

                  (d) The provisions of this Section 5.9 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person.

                  (e) Parent will not, nor will Parent permit the Surviving Corporation to, merge or consolidate with any other person or sell all or substantially all of Parent's or such subsidiary's assets unless Parent and/or the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 5.9.

         Section 5.10      Employment Arrangements; Employee Plans and Benefits.

                  (a) Employment Arrangements and Accrued Benefits. From and after the date hereof, the Company and the Surviving Corporation, as the case may be, shall honor in accordance with their terms (i) all existing employment, severance, consulting, change of control and indemnification agreements and other bonus and compensation arrangements between the Company or any of its subsidiaries and any current or former officer, director or employee of the Company or any of its subsidiaries and (ii) with respect to all employees, officers and directors of the Company, all benefits or other amounts earned or accrued through the Effective Time under the Benefit Plans disclosed in Schedule 2.11(a) of the Company Disclosure Letter (or not required to be disclosed in such schedule).

                  (b) Post-Closing Benefits. For a period of not less than one year following the Effective Time, Parent shall cause the Surviving Corporation to maintain a compensation structure and benefit plans for employees of the Company who remain employees of the Surviving Corporation ("Transferred Employees") with terms that, in the aggregate for each employee, are substantially comparable to the compensation structure and Benefit Plans currently in place for such employees. With respect to any benefits plans of Parent or its subsidiaries in which the Transferred Employees participate after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, use reasonable best efforts to: (i) waive any limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Transferred Employees under any benefit plan in which such employees may be eligible to participate after the Effective Time (provided, however, that no such waiver shall apply to a pre-existing condition of any Transferred Employee who was, as of the Effective Time, excluded from participation in a Company benefit plan by nature of such pre-existing condition), (ii) provide each Transferred Employee with credit for any co-payments and deductibles paid prior to the Effective Time during the year in which the Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements under any benefit plan in which such employees may be eligible to participate after the Effective Time, and (iii) recognize all service of the Transferred Employees with the Company for all purposes (including without limitation purposes of eligibility to participate, vesting credit, entitlement for benefits, and benefit accrual) in any benefit plan in which such employees may be eligible to participate after the Effective Time, except to the extent such treatment would result in duplicative accrual of benefits for the same period of service.

                  (c) No Right to Employment. Notwithstanding the foregoing, nothing contained in this Agreement shall confer upon any employee of the Company, any ERISA Affiliate or any of the Company's subsidiaries any right with respect to employment by the Parent, the Sub or any of the Parent's subsidiaries or affiliates, nor shall anything herein interfere with the right of Parent, the Sub or any of the Parent's subsidiaries or affiliates to terminate the employment of any such employee at anytime, with or without cause, or, except as provided in Sections 5.10(a) or (b), restrict Parent, the Sub or any of the Parent's subsidiaries or affiliates in the exercise of their independent business judgment in modifying any other terms and conditions of the employment of any such employee.

         Section 5.11 Public Announcements. Parent and the Company shall to the fullest extent practicable consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with any national securities exchange.

         Section 5.12 Listing Application. Parent will use its reasonable best efforts to cause the shares of Parent Common Stock to be issued pursuant to this Agreement in the Merger (as well as the shares of Parent Common Stock issuable after the Effective Time upon exercise of the Parent Options) to be listed for quotation and trading on the New York Stock Exchange prior to the Effective Time.

         Section 5.13 Supplemental Disclosure. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.13 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in Article 6 of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

         Section 5.14      Letters of Accountants.

                  (a) Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to a date within two business days prior to the Effective Time.

                  (b) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Deloitte & Touche LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement, which letter shall be brought down to a date within two business days prior to the Effective Time.

         Section 5.15 Recruitment. Prior to the Effective Time, and, if this Agreement is terminated by the Company pursuant to Section 7.1(f)(i), prior to the first anniversary of the date of such termination, neither Parent nor any of its subsidiaries shall hire or solicit the employment of any employee of the Company or any of its subsidiaries. Prior to the Effective Time and, if this Agreement is terminated by Parent pursuant to Section 7.1(e)(i) or 7.1(e)(ii) prior to the first anniversary of such termination, neither the Company nor any of its subsidiaries shall hire or solicit the employment of any employee of Parent or any of its subsidiaries. If this Agreement terminates without the Merger being consummated except as provided in the preceding sentence of this
Section 5.15, neither Parent nor its subsidiaries, on the one hand, nor the Company nor its subsidiaries, on the other, will hire or solicit the employment of any employee of any of the others, for a period of six months from the date of such termination.

         Section 5.16 Rights Agreement. At the election of the Parent or Sub, the Company will redeem the Rights prior to the Closing Date.

         Section 5.17      Section 16(b) Board Approval.

                  (a) Prior to the Effective Time, the Board of Directors of Parent shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the acquisition of Parent Common Stock at the Effective Time by officers or directors of the Company who become, prior to, at, or following the Effective Time of the Merger, officers or directors of Parent as a result of the conversion of shares of Company Common Stock in the Merger and the assumption of the Company Stock Options by Parent at the Effective Time. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for the Company Stock Options to be assumed by Parent at the Effective Time, the material terms of the Company Stock Options to purchase Parent Common Stock acquired by such insiders as a result of the assumption by Parent of such Company Stock Options.

                  (b) Prior to the Effective Time, the Board of Directors of the Company shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the conversion at the Effective Time of the shares of the Company Common Stock held by officers and directors of the Company into shares of Parent Common Stock as a result of the conversion of shares in the Merger, and the assumption by Parent at the Effective Time of the Company Stock Options of the officers and directors of the Company. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act and, for each "insider," the number of shares of Company Common Stock to be converted into shares of Parent Common Stock at the Effective Time, the number and material terms of the Company Stock Options to be assumed by Parent at the Effective Time, and that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act.

         Section 5.18 Employment Agreements. Prior to the Effective Time, the Company shall use its reasonable efforts to cause James S. Olin, John W. McConomy, L. Park Brady, Robert J. Adams and Stephen D. Caron to execute and deliver to Parent employment agreements substantially in the forms attached hereto as Exhibits 5.18(a), (b), (c), (d) and (e), respectively.

         Section 5.19 Parent Loan. As soon as practicable after the date hereof and following fulfillment of the conditions described in this Section 5.19, Parent and/or Sub shall make available to the Company a revolving line of credit (the "Parent Loan") in the maximum principal amount of $10 million pursuant to the terms and conditions of a loan agreement (the "Loan Agreement") to be entered into by the Company, Parent and/or Sub, which Loan Agreement shall contain the following terms and conditions in addition to other reasonable and customary terms and conditions:

                  (a) the Parent Loan shall mature on the earliest to occur of: (i) the Effective Time; (ii) an event of default under the Loan Agreement;
(iii) termination of this Agreement; or (iv) August 4, 2005, and the Parent Loan shall be subordinated to the Company's Senior Notes and indebtedness outstanding under the Company Credit Agreement and be unsecured;

                  (b) proceeds of the Parent Loan will be used by the Company for general working capital purposes and not for any other purpose, including the repayment of Company debt;

                  (c) events of default under the Loan Agreement shall include, among other customary provisions: (i) failure by the Company to pay any principal, interest or cost due under the Loan Agreement within three (3) business days after the date such payment is due; and (ii) the failure of the Company to observe and perform any material covenant, condition or agreement under this Agreement or the Loan Agreement, which failure is not cured within ten (10) days after notice from Parent and/or Sub or discovery or knowledge thereof by the Company;

                  (d) interest under the Parent Loan prior to an event of default shall accrue at the rate of ten and one-half percent (10.5%) per annum; in the event that this Agreement is terminated pursuant to Section 7.1(d) or 7.1(e) hereof, then the entire amount of interest which would accrue from the date of advances under the Parent Loan through August 4, 2005 shall be due and payable together with all other amounts due at maturity;

                  (e) Parent and/or Sub shall be required to make advances under the Parent Loan only if (among other customary conditions): no event of default has occurred; and all representations and warranties of the Company in the Loan Agreement and this Agreement shall be, and shall have been when made, true and correct in all material respects; and

                  (f) Parent's and/or Sub's obligation to enter into the Loan Agreement and make advances thereunder shall be subject to the condition that the required holders of the Company Senior Notes and the required lenders under the Company Credit Agreement consent to: (i) the making of the Parent Loan to the Company; (ii) the use of proceeds of the Parent Loan for working capital by the Company and not for the repayment of Company debt; and (iii) the waiver of events of default or change of control payments occasioned by the execution and consummation of this Agreement and the waiver of compliance with any financial covenants which the Company believes will likely be breached under the Company Senior Notes, the Company Note Purchase and Guarantee Agreement or the Company Credit Agreement prior to the Effective Time.

                                   ARTICLE 6.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

                  (a) HSR Approval. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

                  (b) Stockholder Approvals. The Company Stockholder Approval described in Section 2.3(b) shall have been obtained and the Parent Stockholder Approval described in Section 3.3(b) shall have been obtained.

                  (c) Exchange Listing. The shares of Parent Common Stock issuable to the holders of Company Common Stock pursuant to this Agreement in the Merger shall have been authorized for listing on the Exchange, upon official notice of issuance.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

                  (e) Market Events. There shall not have occurred and be continuing any general suspension or limitation of trading in Parent Common Stock (exclusive, however, of any temporary suspension pending an ensuing public announcement) or in securities generally on the Exchange.

                  (f) No Order. No Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                  (g) Approvals. Other than the filing of merger documents in accordance with the DGCL, all authorizations, consents, waivers, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary to consummate the transactions or to operate the Surviving Corporation the failure of which to obtain, make or occur would, individually or in the aggregate, have a material adverse effect at or after the Effective Time on Parent and its subsidiaries including the Surviving Corporation and its subsidiaries, shall have been obtained, been filed or have occurred.

                  (h) Litigation. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which enjoins, restrains or prohibits the transactions contemplated hereby, including the consummation of the Merger or has the effect of making the Merger illegal and which is in effect at the Effective Time (each party agreeing to use its reasonable best efforts to have any such injunction or order lifted), provided, that the provisions of this
Section 6.1(h) shall not be available to any party who has failed to fulfill its obligations under Section 5.7.

                  (i) Statutes. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the Merger illegal.

                  (j) Tax Opinion. The Company shall have received the opinion of Akin Gump Strauss Hauer & Feld, counsel to the Company, which opinion shall be reasonably satisfactory to Parent, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, which opinion shall be dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to the respective stockholders of the Company and Parent and shall have not have been withdrawn or modified in any material respect. In rendering such opinion, counsel shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations as to the matters of fact set forth in certificates of officers of the Company and Parent and of other appropriate persons that are provided to Parent.

                  (k) Company Credit Agreement Matters. The Company shall have (i) promptly complied in all material respects with its obligations under
Section 8.3 of the Company Note Purchase and Guarantee Agreement arising out of its entering into this Agreement and delivered evidence reasonably satisfactory to Citibank, N.A. (the "Agent") of such compliance; (ii) (A) paid in full in cash all its Obligations (as such term is defined under the Company Credit Agreement) under the Credit Documents (as such term is defined under the Company Credit Agreement), (B) caused to be surrendered for cancellation or 100% cash collateralized all Letters of Credit (as such term is defined under the Company Credit Agreement) then outstanding under the Company Credit Agreement, (C) given written notice to Agent and the Lenders (as such term is defined under the Company Credit Agreement) that all Commitments (as such term is defined under the Company Credit Agreement) have been terminated, (D) performed and satisfied in full all other obligations required to be performed and satisfied by the Company under the Company Credit Agreement and (E) paid all costs and expenses of Agent in connection with the preparation of any waivers under the Company Credit Agreement and the consummation of the Merger, including, without limitation, the reasonable fees and expenses of counsel with respect thereto and with respect to advising Agent and the Lenders (as such term is defined under the Company Credit Agreement) as to their rights and responsibilities under the Credit Documents (as such term is defined under the Company Credit Agreement); and (iii) together with all other Credit Parties (as such term is defined under the Company Credit Agreement), executed and delivered such documents, instruments and certificates as Agent may have requested so as to cause or evidence the satisfaction in full of their respective obligations under the Credit Documents (as such term is defined under the Company Credit Agreement).

         Section 6.2 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by Parent:

                  (a) Representations and Warranties. The aggregate effect of all inaccuracies in the representations and warranties of the Company set forth in this Agreement does not and would not reasonably be expected to have a Company Material Adverse Effect and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. Each of the Company and its subsidiaries shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                  (c) Letters of Resignation. Each officer and director of the Company and its subsidiaries requested by Parent to do so shall have resigned from each such position on or prior to, and effective not later than, the Effective Time.

                  (d) No Company Material Adverse Effect. Since the date of this Agreement there shall have been no event, change, effect or development that has had or would reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

                  (e) Legal Opinion. Parent shall have received the opinion, dated the Closing Date, of Akin Gump Strauss Hauer & Feld, counsel to the Company, substantially to the effect set forth in Exhibit 6.2(e) hereto, subject to assumptions, qualifications and limitations reasonably satisfactory to such counsel, which opinion shall be reasonably satisfactory to Parent. In rendering such opinion, counsel shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations as to the matters of fact set forth in certificates of officers of the Company.

                  (f) Company Consents. The Company shall have obtained the consents of each person named in Section 6.2(f) of the Company Disclosure Letter to consummate the transactions contemplated hereby, each in form and substance reasonably satisfactory to Parent and its counsel.

                  (g) Parent Consents. Parent shall have obtained the consents of each person named in Section 6.2(g) of the Parent Disclosure Letter to consummate the transactions contemplated hereby, each in form and substance reasonably satisfactory to Parent and its counsel.

                  (h) Employment Agreements. James S. Olin, John W. McConomy, Robert J. Adams, L. Park Brady, Jr. and Stephen D. Caron shall have executed and delivered to Parent employment agreements substantially in the forms attached hereto as Exhibits 5.18 (a), (b), (c), (d) and (e), respectively.

         Section 6.3 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions, unless waived in writing by the Company:

                  (a) Representations and Warranties. (i) The aggregate effect of all inaccuracies in the representations and warranties of Parent set forth in this Agreement does not and would not reasonably be expected to have a Parent Material Adverse Effect and the

Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Sub. Each of Parent and Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

                  (c) No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, change, effect or development that has had or would reasonably be expected to have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

                  (d) Legal Opinion. The Company shall have received an opinion, dated the Closing Date, of Bass, Berry & Sims PLC, counsel to the Parent, substantially to the effect set forth in Exhibit 6.3(d) hereto, subject to assumptions, qualifications and limitations reasonably satisfactory to such counsel, which opinion shall be reasonably satisfactory to the Company. In rendering such opinion, counsel shall be entitled to rely upon customary assumptions and representations reasonably satisfactory to such counsel, including representations as to the matters of fact set forth in certificates of officers of the Parent and/or Sub.

                                   ARTICLE 7.
                         TERMINATION; AMENDMENT; WAIVER

         Section 7.1 Termination. This Agreement may be terminated, and the Merger and the other transactions contemplated hereby may be abandoned, at any time (notwithstanding approval thereof by the stockholders of the Company or the Parent) prior to the Effective Time:

                  (a)      by mutual written consent of the Company and Parent;

                  (b) by either Parent or the Company, if (i) the Merger shall not have been consummated before May 31, 2004, provided that a party may not terminate pursuant to clause (i) if such party's failure to satisfy its obligations under the Agreement shall be the principal reason that Effective Time has not occurred before such date, or (ii) the Company Stockholder Approval shall not have been obtained at a meeting duly convened therefor or any adjournment thereof or (iii) the Parent Stockholders Approval shall not have been obtained at a meeting duly convened therefor or any adjournment thereof (unless, in the case of any such termination pursuant to this Section 7.1(b), the failure to so consummate the Merger by such date or to obtain such stockholder approval shall have been caused by the action or failure to act of the party (or its subsidiaries) seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement);

                  (c) by Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action is or shall have become nonappealable;

                  (d) by the Company, concurrently with the execution of an Acquisition Agreement under the circumstances permitted by Section 5.1 in connection with a Superior Proposal provided that the Company pays the termination fee and other amounts due under Section 7.3(b) as a condition precedent to such termination (provided that the Company shall not accept or resolve to accept a Superior Proposal unless (x) it provides Parent with notice of the material terms of such proposal at least five (5) days prior to such acceptance and (y) at the time of such acceptance the Board of Directors of the Company determines in good faith that such proposal continues to be a Superior Proposal after taking into account any amendments Parent and Sub may have offered to make to this Agreement); or

                  (e) by Parent, if (i) there has been a breach of any of the representations or warranties, covenants or agreements of the Company set forth in this Agreement, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by Parent to the Company, and such breach individually or collectively has had or would reasonably likely have a Company Material Adverse Effect, or (ii) the Board of Directors of the Company or any committee thereof (x) fails to convene a meeting of the Company's stockholders to approve the Merger on or before 165 days following the date hereof (provided the Registration Statement has been declared effective within 120 days after the date hereof and if it has not, then the Company Meeting Date shall mean 45 days following the effective date of the Registration Statement) (the "Company Meeting Date"), or postpones the date scheduled for the meeting of the stockholders of the Company to approve this Agreement beyond the Company Meeting Date, except with the written consent of Parent, (y) fails to recommend the approval of this Agreement and the Merger to the Company's stockholders in accordance with Section 5.5(a) hereof or withdraws or amends or modifies in a manner adverse to Parent its recommendation or approval in respect of this Agreement or the Merger or takes any other action specified in clause (i), (ii) or (iii) of Section 5.1(c) hereof or (z) fails, upon the written request of Parent (which request may be made at any time following public disclosure of an Acquisition Proposal) to reaffirm publicly its recommendation to the Company's stockholders that they give the approval of this Agreement and the Merger, which public reaffirmation must also include the unconditional rejection of such Acquisition Proposal. Such reaffirmation shall be made at least ten (10) trading days prior to the Company Stockholders' Meeting, and Company shall delay the Company Stockholders' Meeting to provide ten (10) trading days if the Parent so requests in writing (in which case Parent shall be deemed to have consented for purposes of clause (x) above if such delay extends the Company Meeting Date beyond the period specified therein); or

                  (f) by the Company, if there has been a breach of any of the representations or warranties, covenants or agreements of the Parent and Sub set forth in this Agreement, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to Sub and such breach individually or collectively has had or would reasonably likely have a Parent Material Adverse Effect, or (ii) the Board of Directors of Parent or any committee thereof fails to convene a meeting of the Parent's stockholders to approve the Merger on or before 165 days following the date hereof (provided the Registration Statement has been declared effective within 120 days after the date hereof and if it has not, then the Parent Meeting Date shall mean 45 days following the effective date of the Registration Statement) (the "Parent Meeting Date"), or postpones the date scheduled for the meeting of the stockholders of Parent to approve this Agreement beyond the Parent Meeting Date, except with the written consent of the Company;

                  (g) by Parent, if the Company has not obtained the consents described in Section 5.19(f) hereof on or prior to September 8, 2003; provided, however, that Parent may not terminate this Agreement pursuant to this Subsection 7.1(g) if Parent has made the Parent Loan; or

                  (h) by the Company on or after September 22, 2003, if (i) the Company has not obtained the consents described in Section 5.19(f) hereof on or prior to September 8, 2003, (ii) Parent and/or Sub have elected not to make the Parent Loan to the Company as a result of the failure of the Company to obtain such consents, and (iii) the Company has otherwise complied with Section 5.7(b) and Section 5.19 hereof.

         Section 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of Sections 5.3, 7.2, 7.3, 8.3 and 8.6, shall forthwith become void and have no effect. Subject to Section 7.3 below, no termination of this Agreement shall relieve any party to this Agreement of liability for breach of this Agreement.

         Section 7.3       Termination Fee.

                  (a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such fees and expenses.

                  (b) If at any time before the stockholders meeting described in Section 2.3(b) (i) the Company terminates this Agreement pursuant to Section 7.1(d), or (ii) the Parent terminates this Agreement pursuant to
Section 7.1(b)(ii) or 7.1(e)(ii) and prior to such termination any third party shall have made or announced an intention to make an Acquisition Proposal and within twelve (12) months of such termination the Company enters into an agreement relating to an Acquisition Proposal, then, in any such case, the Company shall pay to Parent, within one business day following (a) the execution by the Company of an Acquisition Agreement in the case of (i) above or (b) the consummation of an Acquisition Proposal in the case of (ii) above, a fee ("Termination Fee"), in cash, equal to $6,000,000; provided, however, that the Company in no event shall be obligated to pay more than once such Termination Fee with respect to all such agreements and occurrences and such termination. Any payment required to be made pursuant to this subsection (b) shall be made to Parent by wire transfer of immediately available funds to an account designated by Parent.

                  (c) If this Agreement is terminated by Parent or Sub pursuant to Section 7.1(e)(i) and the condition does not result from a willful breach, promptly upon demand the Company shall reimburse Parent and Sub for their actual reasonable documented out-of-pocket fees and expenses in connection with this Agreement, the Merger and the transactions contemplated hereby (the "Expenses"); provided, however, that in no event shall such Expenses exceed a maximum amount of $1,000,000. Payment of Expenses shall be the sole and exclusive remedy of Parent and Sub for such a breach.

                  (d) If this Agreement is terminated by the Company pursuant to Section 7.1(f) and the condition does not result from a willful breach, promptly upon demand Parent shall reimburse the Company for its actual reasonable documented Expenses; provided, however, that in no event shall such Expenses exceed a maximum amount of $1,000,000. Payment of Expenses shall be the sole and exclusive remedy of the Company for such a breach.

                  (e) For purposes of this Section 7.3, "willful breach" shall mean that one or more representations and warranties of a party is false or misleading when made and one or more of the persons listed in Section 7.3(c) of the Company Disclosure Letter, in the case of a termination pursuant to
Section 7.3(c), or Section 7.3(d) of the Parent Disclosure Schedule, in the case of a termination pursuant to Section 7.3(d), had actual knowledge at or as of (as applicable) the time of the making thereof of events, facts, circumstances or conditions not disclosed hereunder which caused such representation(s) and warrant(ies) to be false or misleading.

         Section 7.4 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the respective Boards of Directors of the Company, Parent and Sub at any time before or after approval of this Agreement by the respective stockholders of the Company and Parent but, after any such stockholder approval, no amendment shall be made that by law requires the further approval of such stockholders without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         Section 7.5 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any documents, certificate or writing delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other parties hereto contained herein; provided that after the approval of the Merger by the stockholders of the Company, no extensions or waivers shall be made that by law require further approval by such stockholders without the approval of such stockholders. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 8.
                                  MISCELLANEOUS

         Section 8.1 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any party breaches its obligation to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity to which such parties may be entitled.

         Section 8.2 Non-Survival of Representations and Warranties. None of the representations and warranties made in this Agreement shall survive after the Effective Time. This Section 8.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

         Section 8.3 Entire Agreement; Assignment. This Agreement (including the Company Disclosure Letter and the Parent Disclosure Letter) and, to the extent contemplated in Section 5.3, the Confidentiality Agreements, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided that Parent or Sub may assign any of their rights and obligations to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent or Sub of its obligations hereunder. Any attempted assignment in violation of this Section 8.3 shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         Section 8.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this
Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this
Section 8.5 (or at such other address for a party as shall be specified by like notice):

                  if to Parent or Sub:

                           Gaylord Entertainment Company
                           One Gaylord Drive
                           Nashville, Tennessee 37214
                           Attention:  Carter R. Todd, General Counsel
                           Telecopy:  (615) 316-6185
                  with a copy to:

                           Bass, Berry & Sims PLC
                           315 Deaderick Street, Suite 2700
                           Nashville, TN  37238
                           Attention:  F. Mitchell Walker, Jr.
                           Telecopy:  (615) 742-6293

                  if to the Company:

                           ResortQuest International
                           Suite 203
                           8955 Highway 98 West
                           Destin, Florida  32550
                           Attention: General Counsel
                           Telecopy:  (850) 267-0387

                  with a copy to:

                           Akin Gump Strauss Hauer & Feld LLP
                           1333 New Hampshire Avenue NW
                           Washington, DC  20036
                           Attention:  Paul A. Belvin, Esq.
                           Telecopy:  (202) 887-4288

         Section 8.6 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

         Section 8.7 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

                  (a) With respect to any claim or proceeding brought by Parent and/or Sub related to or arising out of this Agreement or any transaction contemplated hereby, the Company hereby (i) consents to submit to the personal jurisdiction of any Federal court located in the State of Tennessee or any Tennessee state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. With respect to any claim or proceeding brought by Parent and/or Sub related to or arising out of this Agreement or any transaction contemplated hereby, the Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Tennessee or of the United States of America located in the State of Tennessee, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (b) With respect to any claim or proceeding brought by the Company related to or arising out of this Agreement or any transaction contemplated hereby, Parent and Sub hereby (i) consent to submit to the personal jurisdiction of any Federal court located in the State of Florida or any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agree not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) waive any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. With respect to any claim or proceeding brought by the Company related to or arising out of this Agreement or any transaction contemplated hereby, Parent and Sub hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Florida or of the United States of America located in the State of Florida, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 8.8 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Sections 5.9 and 5.10 (which are intended to be for the benefit of the persons entitled to therein, and may be enforced by such persons).

         Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 8.11 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                  (a) "affiliate" of a person means (i) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned person and
(ii) an "associate", as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

                  (b) "Company Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of January 22, 2001, by and among the Company, the guarantors party thereto, the lenders described therein, Citibank, N.A., as administrative agent for the lenders, Bank of America, N.A., as documentation agent, Credit Lyonnais New York Branch, as syndication agent, and Salomon Smith Barney Inc., as arranger, as amended, modified, restated or supplemented as of the date hereof.

                  (c) "Company Disclosure Letter" means a letter dated the date of the Agreement delivered by the Company as a separate document to Parent and Sub concurrently with the execution of the Agreement, which, among other things, shall identify exceptions and qualifications to the Company's representations and warranties contained in Article 2 and covenants contained in
Article 4 by specific section and subsection references.

                  (d) "Company Material Adverse Effect" means any change or effect that is (after giving effect to any appropriate reserves for such matter on the financial statements included in the Company SEC Documents) materially adverse to, or could be reasonably expected to have a material adverse effect on, the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or any event, matter, condition or effect which precludes the consummation of the transactions contemplated hereby; provided, however, that in determining whether there has been a Company Material Adverse Effect, any adverse effect resulting primarily from the following shall be disregarded: (i) changes in general economic or business conditions; (ii) conditions (including changes in economic, financial market, regulatory or political conditions) affecting generally the leisure travel business; (iii) the taking of any action required by this Agreement; (iv) the announcement or pendency of the Merger or any of the other transactions contemplated hereby; (v) the breach by Parent or Sub of this Agreement; (vi) any change in the market price or trading volume of the Company Common Stock; (vii) any charge incurred by the Company relating to the impairment of its goodwill that is caused by a decrease in the market price of the Parent Common Stock; and (viii) write-down of the Company's recorded goodwill for Mountain Resorts Division related to the annual impairment reviews of all recorded goodwill pursuant to Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets."

                  (e) "Company Note Purchase and Guarantee Agreement" means that certain Note Purchase and Guarantee Agreement, dated June 1, 1999, by and among the Company, the guarantors party thereto, and each of the note purchasers set forth and described therein, as amended, modified, restated or supplemented as of the date hereof.

                  (f) "Company Senior Notes" means the notes issued and outstanding under the Company Note Purchase and Guarantee Agreement.

                  (g) "control" (including the terms "controlling," "controlled by" and "under common control with" or correlative terms) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities or as trustee or executor, by contract or credit arrangement, or otherwise


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

                  (h) "Exchange" means the New York Stock Exchange, the American Stock Exchange, the NASDAQ Stock Market or other national or international securities exchange on which the Parent Common Stock is listed for public trading.

                  (i) "group" has the meaning ascribed to such term under Rule 13d-5(b)(1) under the Exchange Act.

                  (j) "Parent Disclosure Letter" means a letter dated the date of the Agreement delivered by the Parent and Sub to the Company concurrently with the execution of the Agreement, which, among other things, shall identify exceptions to Parent's representations and warranties contained in Article 3 and covenants contained in Article 6 by specific section and subsection references.

                  (k) "Parent Material Adverse Effect" means any change or effect that is (after giving effect to any appropriate reserves for such matter on the financial statements included in Parent SEC Documents) materially adverse to, or could be reasonably expected to have a material adverse effect on, the business, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and its subsidiaries, taken as a whole, or any event, matter, condition or effect which precludes the consummation of the transactions contemplated hereby; provided, however, that in determining whether there has been a Parent Material Adverse Effect, any adverse effect resulting primarily from the following shall be disregarded: (i) changes in general economic or business conditions; (ii) conditions (including changes in economic, financial market, regulatory or political conditions) affecting generally the leisure travel business; (iii) the taking of any action permitted or required by this Agreement; (iv) the announcement or pendency of the Merger or any of the other transactions contemplated hereby; (v) the breach by the Company of this Agreement; (vi) any change in the market price or trading volume of the Parent Common Stock; and (vii) any change arising from or related to the restatement of Parent's financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2002.

                  (l) "person" means a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

                  (m) "subsidiary" means, when used with reference to a person means any corporation or other business entity of which such person directly or indirectly owns (i) the majority of the outstanding voting securities or (ii) voting securities or equity interests which give such person the power to elect a majority of the board of directors or similar governing body of such entity.

         Section 8.12 Parent Responsible for Performance by Sub. Parent shall cause Sub to perform all covenants and other agreements made and/or to be performed by Sub pursuant to this Agreement and Parent shall be fully liable for any breach of this Agreement by Sub, whether a breach of covenant or other agreement or otherwise, as if Parent were the primary obligor therefor.


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

         Section 8.13      Interpretation.

                  (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                  (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


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

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, on the day and year first above written.

                                          GAYLORD ENTERTAINMENT COMPANY



                                          By: /s/ Colin V. Reed
                                             -----------------------------------
                                               Name: Colin V. Reed
                                               Title: CEO


                                          GET MERGER SUB, INC.



                                          By: /s/ Colin V. Reed
                                             -----------------------------------
                                               Name: Colin V. Reed
                                               Title: CEO


                                          RESORTQUEST INTERNATIONAL, INC.


                                          By: /s/ James S. Olin
                                             -----------------------------------
                                               Name: James Olin
                                               Title: President/CEO


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